UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

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KCG HOLDINGS, INC.

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KCG HOLDINGS, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 11, 2016 at 1:00 p.m. Eastern Standard time.
Place:	The 2016 annual meeting of stockholders (the “Annual Meeting”) will take place at our principal executive offices, which are located at 545 Washington Boulevard, Jersey City, New Jersey 07310.
Record Date:

You can, and should, vote if you were a stockholder on March 15, 2016, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Admission:

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter or legal proxy from your broker or bank are examples of proof of ownership.

AGENDA AND BOARD RECOMMENDATIONS

Proposal		Board Voting Recommendation
1.	Election of nine Directors	FOR EACH DIRECTOR NOMINEE
2.	Advisory (non-binding) vote on executive compensation	FOR
3.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	FOR

We will also act on any other business that may properly come before the meeting, although, as of the date of this proxy statement, we have not received notice of any other matters that may be properly presented.

Your vote is very important regardless of how many shares of KCG Holdings, Inc. (the “Company” or “KCG”) you own.

A Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed on April 1, 2016 to all of our stockholders who have not requested a paper or electronic copy of our proxy materials, and the proxy materials relating to the Annual Meeting will first be made available on or about that date. The Notice includes instructions on how to access this Proxy Statement (the “Proxy Statement”) and 2015 Annual Report to Stockholders and how to vote online. Stockholders who do not receive the Notice will continue to receive either a paper or an electronic copy of our proxy materials, which will be sent on or about April 7, 2016. Whether or not you plan to attend the Annual Meeting, your shares should be represented and voted. After reading this Proxy Statement and the instructions on the Notice or proxy card, please submit your proxy by telephone or through the Internet or by mail as indicated on the accompanying Notice or proxy card. If voting by mail, please complete, sign, date and return the paper proxy card in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. You may revoke your proxy at any time before its exercise by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; (iii) submitting a proxy relating to the same shares and matters to be considered at the Annual Meeting by telephone, through the Internet or by submitting a paper proxy card on a later date than the proxy previously submitted; or (iv) delivering a written notice of revocation to the Corporate Secretary of KCG.

Sincerely,

Daniel Coleman	Charles E. Haldeman, Jr.
Chief Executive Officer	Non-Executive Chairman of the Board

April 1, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 11, 2016:

KCG’S PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT:

https://materials.proxyvote.com/48244B.

SUMMARY INFORMATION

To assist you in reviewing the proposals, including the election of directors and the non-binding advisory resolution on executive compensation, the following summarizes information about our 2015 financial performance, our corporate governance structure and our compensation program. This summary does not contain all of the information that you should consider when deciding how to vote your shares. You should read the entire Proxy Statement carefully before voting. See “Annual Meeting Information” beginning on page 61 for details on the voting process and how to attend the Annual Meeting.

BUSINESS HIGHLIGHTS

KCG combines advanced technology with specialized client service across market making, agency execution and trading venues, and also engages in principal trading via exchange-based electronic market making.

2015 Business results:

•     Grew pre-tax operating profit 11.1% year-over-year on a non-GAAP basis

•     Cut expenses for employee compensation and benefits by 12.1% and communications and data processing by 7.5% year over year on a non-GAAP basis

•     Market Making increased average daily U.S. equity share volume from the leading 10 U.S. retail brokers by 33% year over year and grew market share of overall retail order flow by 200 basis points to 26%

•     Institutional Equities increased average daily algorithmic U.S. equity share volume from the largest 25 U.S. asset managers by 72% year over year

•     Increased tangible book value per share by 27% to $14.90 at year end

•     Repurchased over $375 million in KCG’s Class A Common Stock, par value $0.01 per share (“KCG Common Stock”), and warrants exercisable for shares of KCG Common Stock (“Warrants”)

BOARD NOMINEES (see pages 1-5)

				Committee Memberships
Name	Age	Director Since	Independent	Finance and Audit	Nominating and Corporate Governance	Compensation	Risk
Daniel Coleman	51	2013	N
Charles E. Haldeman, Jr. (1)	67	2013	Y
Debra J. Chrapaty	55	2015	Y				Member
Rene M. Kern	52	2013	Y		Member	Member
James T. Milde	55	2013	Y			Chair	Chair
John C. (Hans) Morris	57	2013	Y		Chair	Member
Alastair Rampell	34	2015	Y	Member
Daniel F. Schmitt (2)	64	2013	Y	Chair
Laurie M. Shahon	64	2013	Y	Member	Member

(1)	Independent, Non-Executive Chairman
(2)	Audit committee financial expert

CORPORATE GOVERNANCE FACTS (see pages 7-16)

Board Independence & Leadership	Corporate Governance Structure and Practices

•     Independent, Non-Executive Chairman: Charles E. Haldeman, Jr.

•     Independent director nominees: eight of nine

•     Added two new independent directors, each with financial expertise and significant technology experience

•     Four standing Board committees

•     Ten Board meetings and 30 committee meetings in 2015

•     No staggered Board

•     Majority voting in uncontested director elections, with director resignation policy

•     Annual Board self-evaluation and committee evaluations

•     Directors required to own stock having a value of $240,000 within five years of joining the Board

•     Eliminated legacy merger-related bylaw provisions ahead of scheduled expiration

COMPENSATION HIGHLIGHTS (see pages 25-36)

Executive Compensation Program

•     No tax gross-ups for perquisites

•     No single-trigger change in control benefits

•     No tax gross-ups on severance payments

•     Recoupment of cash incentive and equity awards from executive officers in the event of certain financial statement restatements and other events

•     Annual reviews of our compensation program by our Compensation Committee

•     No stock options granted with an exercise price below market

•     No repricing of underwater stock options

•     No excessive perquisites or benefits

-i-

-ii-

PROPOSAL 1—ELECTION OF DIRECTORS

You are being asked to elect the nine nominees named in this Proxy Statement to serve on the Board of Directors of KCG Holdings, Inc. (which we refer to as “we,” “us,” the “Company” or “KCG”) until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Each nominee currently serves on our Board of Directors (which we refer to as the “Board of Directors” or the “Board”), including Debra J. Chrapaty and Alastair Rampell, who were elected to the Board on December 3, 2015 to fill the vacancies created by the resignation of former director Daniel Tierney and the increase of the size of the Board to 10 directors on that date. Stephen Schuler is not seeking re-election to the Board, and his term will expire upon the election of directors at the Annual Meeting, at which time the Board will be reduced to nine members. We thank Messrs. Schuler and Tierney for their many contributions to the Board and to the Company.

We do not know of any reason why any nominee named in this Proxy Statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our Second Amended and Restated By-Laws (the “By-Laws”), as described below. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board unanimously recommends you vote “FOR” each of the nominees described below.

Nominees for Election as Directors

Our Nominating and Corporate Governance Committee, which we refer to as the “N&CG Committee,” recommended to the Board the nomination of each nominee named below. Our Board believes that all of the following nominees meet the criteria described below with diversity and depth of experience that enable them to effectively oversee management of the Company. No nominee for director has a family relationship with any nominee for director or executive officer of the Company. Information relating to each nominee for election as director, including his or her period of service as a member of the Board of Directors, principal occupation, specific experience, other biographical material and qualifications is described below:

DANIEL COLEMAN

KCG Director since 2013 Age 51

Chief Executive Officer, KCG Holdings, Inc.

Director and CEO of KCG since the closing of the business combination between Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”) to form KCG on July 1, 2013 (the “Mergers”), Mr. Coleman is responsible for managing day-to-day operations and leading the strategic direction of KCG. Mr. Coleman previously served as the CEO of GETCO beginning in February 2012 and also served as a director on GETCO’s board of directors until the closing of the Mergers. Mr. Coleman has almost 30 years of experience in the trading and financial services industry. Prior to becoming CEO of GETCO, Mr. Coleman was the Global Head of Equities and Global Head of Client Services at GETCO for two years. As Global Head of Equities, Mr. Coleman led initiatives to enhance GETCO’s core market making business. As Global Head of Client Services, Mr. Coleman oversaw the expansion of GETCO’s product offerings in the U.S. and abroad. Prior to joining GETCO, Mr. Coleman spent 24 years with UBS and its predecessor firms, where he served as Global Head of Equities and was a member of the Investment Bank’s Executive Committee and the Group Managing Board, before joining GETCO. Mr. Coleman also served on the boards of NASDAQ, the Options Clearing Corporation and the Boston Options Exchange. Mr. Coleman began his career at O’Connor & Associates in Chicago, Illinois, a market making firm focused on equity options. He received a B.A. from Yale University in 1986 and an M.B.A. from the University of Chicago in 1993.

Mr. Coleman’s qualifications to serve on the Board of Directors include his significant experience in the financial services industry, senior leadership roles in global organizations, including as CEO of KCG and GETCO and Global Head of Equities at UBS, and his experience as a director of multiple exchanges.

CHARLES E. HALDEMAN, Jr.

Independent KCG Director since 2013 Age 67

Non-Executive Chairman of the Board of Directors, KCG Holdings, Inc.

Non-Executive Chairman of the Board of Directors of KCG, Mr. Haldeman served as Chief Executive Officer of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) from June 2009 until his retirement in 2012. Prior to Freddie Mac, Mr. Haldeman joined Putnam Investments in 2002, a Boston-based mutual fund company, where he went on to become President, CEO and Chairman. Prior to his tenure at Putnam, Mr. Haldeman held several executive positions in the asset management industry, including CEO of Delaware Investments in Philadelphia and President and Chief Operating Officer of United Asset Management Corporation (“UAM”). He began his career at the investment firm Cooke and Bieler Inc., an affiliate of UAM, where he helped grow assets under management from $250 million to approximately $5.5 billion during his 25-year career with the firm.

Mr. Haldeman is currently Chairman of the Board of McGraw Hill Financial, Inc., serving as Chairman of its Executive Committee and a member of its Audit Committee and Nominating and Corporate Governance Committee. Mr. Haldeman also serves on the Board of Directors of DST Systems, Inc. From 2007 through 2010, he was Chairman of the Board of Trustees of Dartmouth College, and he has served as a member of the Board of Overseers for Dartmouth’s Tuck School of Business. Mr. Haldeman formerly served on the Board of Governors of the Investment Company Institute and the Investment Counsel Association of America. Mr. Haldeman has a degree in economics from Dartmouth, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School, where he was a Baker Scholar. He also holds a Chartered Financial Analyst (CFA) designation.

Mr. Haldeman’s qualifications to serve on the Board of Directors include his considerable leadership experience in the financial services industry, his extensive financial services, capital markets, finance and accounting knowledge and his familiarity with working with financial industry regulators.

DEBRA J. CHRAPATY

Independent KCG Director since 2015 Age 55

Director of KCG, Ms. Chrapaty is the Chief Operating Officer of Declara, a privately held technology-based startup company in the learning space, where she has worked since 2014. Prior to joining Declara, Ms. Chrapaty served as Chief Executive Officer of Nirvanix, a privately held enterprise cloud storage company, from 2013 to 2014, and Chief Information Officer of Zynga, a publicly held online gaming company, from 2011 to 2013. At Zynga, Ms. Chrapaty worked to bring Zynga games to market, managed an extensive and active gaming platform, and directed Sarbanes-Oxley Act compliance with respect to information technology and processes related to the company’s initial public offering in 2011. Ms. Chrapaty served as Senior Vice President at Cisco Systems from 2009 through 2011, where she advanced Cisco as a leader in enterprise collaboration software services and led the evolution of the company’s cloud capabilities and infrastructure. Prior to Cisco, Ms. Chrapaty spent six years at Microsoft, where she served as the Corporate Vice President of Global Foundations Systems and managed the development efforts that created Windows Live, Microsoft Online and Windows Azure Cloud services. Prior to Microsoft, Ms. Chrapaty served as Senior Vice President of Technology at Organic, Inc. a publicly held online advertising and design agency. From 1997 through 2000, she served as President and Chief Operating Officer for E*TRADE Technologies, and from 1994 through 1997, she served as the Chief Technology Officer of the National Basketball Association. Ms. Chrapaty received her Bachelor of Business Administration in Economics from Temple University in 1983 and received her M.B.A. from New York University in 1992.

Ms. Chrapaty’s qualifications to serve on the Board of Directors include her significant corporate experience in senior leadership roles at both private and public companies, which include roles related to information technology and service as Chief Information Officer, key areas for the Company and its businesses.

RENE M. KERN

Independent KCG Director since 2013 Age 52

Director of KCG, Mr. Kern served as a Director of GETCO from 2007 through the closing of the Mergers. Mr. Kern is a Managing Director at General Atlantic, LLC (“General Atlantic”). He is responsible for General Atlantic’s capital partnering efforts and chairs General Atlantic’s Capital Committee. Mr. Kern is also a member of General Atlantic’s Executive, Capital and Portfolio Committees. He is currently a Director, Member of the Nominating Committee and Member of the Compensation Committee of Aperture Holdings, LP. Mr. Kern previously chaired General Atlantic’s Portfolio Committee, which is responsible for monitoring portfolio company performance. Mr. Kern joined General Atlantic in 1996 and headed the firm’s European activities until 2002. From 2002 to 2007, he led General Atlantic’s Financial Services sector, serving on the boards of RiskMetrics Group as a Director and NYMEX Holdings as an observer. Prior to General Atlantic, he worked at Morgan Stanley in the Investment Banking Division and Bain & Company as a management consultant. Mr. Kern is a graduate of the University of Pennsylvania, where he earned an M.B.A. from the Wharton School and a M.A. from the School of Arts and Sciences. He is a fellow of the University’s Lauder Institute International M.B.A. program and serves on Lauder’s Board of Governors. Mr. Kern received his Bachelors of Science degree from the University of California, Berkeley. He is a member of University of California Berkeley’s Berkeley New York Leadership and a member of the Board of Trustees of Greenwich Academy.

Mr. Kern’s qualifications to serve on the Board of Directors include his significant experience with a private equity firm, extensive financial expertise, broad-based international experience and his experience as a director of a publicly traded company.

JAMES T. MILDE

Independent KCG Director since 2013 Age 55

Director of KCG, Mr. Milde served as a Director of Knight from 2005 through the closing of the Mergers. He is currently President of Financial Services and Insurance at NTT DATA, Inc., a $14 billion global IT innovator delivering technology-enabled services and solutions to clients around the world. Mr. Milde was formerly executive vice-president for Financial Services and Insurance at Keane Consulting. Before that, he was the Senior Vice President and Chief Information Officer of major companies such as Sony Electronics and Pepsico Bottling Company. Mr. Milde currently serves on the board of SE2, a third party Business Process/Technology outsourcing provider to the life & annuity industry. He received a B.A. in Economics and Finance from St. Lawrence University in 1982 and an M.B.A. from Clarkson University in 1984.

Mr. Milde’s qualifications to serve on the Board of Directors include his significant corporate experience in senior leadership roles at a broad range of companies and his significant knowledge and understanding of matters related to information technology, an important area for the Company and its businesses.

JOHN C. (HANS) MORRIS

Independent KCG Director since 2013 Age 57

Director of KCG, Mr. Morris served as a Director of GETCO from 2012 through the closing of the Mergers. Mr. Morris is the Managing Partner at Nyca Partners LLC, a venture capital firm focusing on financial technology. From 2010 to 2014, he was a Managing Director and Advisory Director for General Atlantic. Additionally, Mr. Morris serves on the Board of Directors of Lending Club, Inc., Payoneer, AvidXchange, and Cardworks, Inc. He was president of Visa Inc. from 2007 through 2009, joining Visa as it undertook a reorganization which merged several separate businesses into a new company and completed an initial public offering in 2008. Mr. Morris previously spent 27 years at Citigroup and its predecessor companies in several operating and management roles. In his final position at Citigroup, he was Chief Financial Officer and head of finance, technology and operations for Citi Markets and Banking, the global institutional and capital markets businesses of Citigroup. Mr. Morris graduated from Dartmouth College in 1980, and serves as Chairman of the Board of Trustees of the Massachusetts Museum of Contemporary Art and Chairman of the Board of Overseers of the Hopkins Center for the Arts at Dartmouth College.

Mr. Morris’s qualifications to serve on the Board of Directors include his considerable management experience in the financial services industry, his extensive financial services, capital markets, finance and accounting knowledge and significant experience with private equity firms.

ALASTAIR RAMPELL

Independent KCG Director since 2015 Age 34

Director of KCG, Mr. Rampell has served as the General Partner of Andreessen Horowitz, a $4 billion venture capital firm that invests in technology companies, since 2015. Prior to joining Andreessen Horowitz, Mr. Rampell founded, and served as the CEO and Chairman of, TrialPay, Inc. where he worked with his co-founders to grow the company to over $300 million in cumulative revenue over eight years. After Visa acquired TrialPay in 2015, Mr. Rampell joined Visa as a Vice President and General Manager. Mr. Rampell is also a director of CashStar, the Chairman of the board of TXN Solutions and the Chairman of the Board of Point.com. Mr. Rampell received an A.B. in Applied Mathematics with Computer Science from Harvard University in 2003.

Mr. Rampell’s qualifications to serve on the Board of Directors include his experience as a founder of an e-commerce payment system business, his extensive finance and investment knowledge, and his experience on boards of directors.

DANIEL F. SCHMITT

Independent KCG Director since 2013 Age 64

Director of KCG, Mr. Schmitt served as a Director of Knight from May 2012 through the closing of the Mergers. Mr. Schmitt has more than 38 years of audit experience and spent over 29 years as a partner with KPMG LLP (“KPMG”), primarily in the financial services industry, before retiring in September 2011. During his tenure at KPMG, Mr. Schmitt served as the Area Professional Practice Partner for KPMG’s Northeast Area and served on the firm’s National Professional Practice Committee and the Area Leadership Team. He most recently served as the Global Lead Audit Partner for Bank of New York Mellon. Mr. Schmitt previously was the partner in charge of Risk Management/Professional Practice for KPMG’s Western Area and served in KPMG’s New York, San Francisco and Providence/Boston Office practices during his career. He was also a Securities and Exchange Commission (“SEC”) Reviewing Partner, and has served as a college relations partner and a KPMG national training instructor. Mr. Schmitt is a member of the American Institute of Certified Public Accountants. He received a B.S. in Accounting from Bryant University (formerly Bryant College) in 1973 and currently serves as a Trustee. Mr. Schmitt previously served as past Chairman of The Alumni Association and Member of the Accounting Department Advisory Board for Bryant University.

Mr. Schmitt’s qualifications to serve on the Board of Directors include his substantial auditing and accounting background as a certified public accountant, extensive experience with, and knowledge of, the financial services industry, his strong background regarding SEC financial reporting and his prior service as lead partner to numerous large diversified financial services clients and other large SEC issuers.

LAURIE M. SHAHON

Independent KCG Director since 2013 Age 64

Director of KCG, Ms. Shahon served as a Director of Knight from July 2006 through the closing of the Mergers. Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. She currently serves as a Trustee of Ramco-Gershenson Properties Trust and a member of the board of directors of the Life Insurance Company of Boston & New York. Ms. Shahon previously held investment banking positions with Morgan Stanley and Salomon Brothers and has served on the boards of more than 10 public companies over the past 25 years, including The Bombay Company, Inc., Eddie Bauer Holdings, Inc., and Kitty Hawk Inc. Ms. Shahon received an A.B. in English and Political Science from Wellesley College and an M.B.A. in Finance and International Business from Columbia University. She is a former Adjunct Professor of Finance at Columbia Business School.

Ms. Shahon’s qualifications to serve on the Board of Directors include her significant experience in the financial services and securities industries, her experience as the founder of a private direct investment firm, her experience as a director of other publicly traded companies and her extensive finance and accounting knowledge.

Term

Each director elected will hold office until the 2017 Annual Meeting of Stockholders and until the director’s successor is duly elected or qualified, or until the director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Company.

Majority Voting Standard for Election of Directors

Under our By-Laws, in an uncontested election of directors, each director will be elected if a majority of the votes cast at any meeting at which a quorum is present are for the election of the director. For these purposes, votes cast include directions to withhold authority and exclude abstentions with respect to the director’s election. In the event of a contested election, in which the number of candidates for election as directors exceeds the number of directors to be elected, each director will be elected by the vote of a plurality of the votes cast at any meeting at which a quorum is present.

If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director will promptly tender his or her resignation to the Board. The N&CG Committee will recommend to the Board whether to accept the tendered resignation or whether other action should be taken. The Board will then act on the tendered resignation, taking into account the N&CG Committee recommendation, and publicly disclose its decision within 90 days from the date of certification of election results. The Board and N&CG Committee, in making such a determination and recommendation, may consider any factors or information as they considered appropriate and relevant.

If the director’s resignation is not accepted by the Board, the director will serve until the next annual meeting and until his or her successor is duly elected, or until his or her subsequent voluntary early resignation or removal.

CORPORATE GOVERNANCE

BOARD LEADERSHIP

Our Board Leadership Structure

Our Board is currently led by an independent director serving as Non-Executive Chairman, Mr. Haldeman. The Board has determined that having an independent director serve as the Non-Executive Chairman of the Board is in the best interests of stockholders because it allows the Chairman to focus on the effectiveness and independence of the Board while the CEO focuses on executing the Company’s strategy and managing the Company’s operations and performance. As the independent, Non-Executive Chairman, Mr. Haldeman presides over meetings of the stockholders and the Board of Directors at which he is present. At this time, the Board believes this structure is an important mechanism for enhancing the governance practices of the Board, ensuring that independent and open discussions occur amongst independent directors and between directors and management and facilitating a leadership position within the Board. The Board maintains the authority at all times to modify this structure if necessary when doing so would be in KCG’s best interests.

Our Board believes that the current leadership structure is efficient and in the best interests of the Company for the following reasons:

•

Having a separate Chairman of the Board and CEO allows the Company to strengthen its corporate governance practices. Mr. Coleman, as CEO, is able to focus on KCG’s day-to-day management and operations and the execution of KCG strategies, while Mr. Haldeman is able to focus on Board matters and the relationship of and interaction between the Board and management; and

•

The independent, Non-Executive Chairman of the Board provides valuable assistance to the Board and the CEO. That assistance entails: (1) ensuring that independent and open discussions occur amongst Board members, including through quarterly executive sessions of the Board; (2) assuming a leadership role in facilitating discussion or addressing issues regarding governance issues, as appropriate, and providing feedback and strategic guidance to the Board; (3) serving as a liaison among and between independent directors and the CEO with respect to issues not readily or easily discussed in a formal setting; (4) being a strategic advisor, mentor and business partner to the CEO and helping him to achieve the strategic goals of KCG; and (5) maintaining regular interaction with senior management between Board meetings.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE

Director Qualifications

The N&CG Committee’s principal responsibilities are to assist the Board in reviewing and identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board nominees for directors for the next annual meeting of stockholders and to fill vacancies on the Board.

Our N&CG Committee has established in its charter criteria to be considered in evaluating an individual for nomination to the Board. Director nominees should:

•	Be of the highest ethical character and share our values;

•	Generally have experience at a strategy/policy setting level or have high-level managerial experience in a relatively complex organization;

•	In some cases be widely recognized as leaders in the fields of financial services or technology;

•	Have relevant expertise and experience and be able to offer advice and guidance to our CEO based on that expertise and experience; and

•	Have the ability to exercise sound business judgment, work effectively with others and have sufficient time to devote to our affairs.

We also seek to select a diverse group of directors for nomination to the Board, with diversity reflecting a range of talents, ages, professional skills, background and experience. There is no formal process for implementing this policy, but diversity is considered by the Board in determining overall Board composition.

Additionally, our Corporate Governance Guidelines (a copy of which may be found on our website at www.kcg.com in the “Corporate Governance” section of “Investors”) set forth a list of factors that, absent a waiver by a majority of the Board, will disqualify an individual from service on our Board. These factors require that a director not:

•	Be an employee or director of a company in significant competition with the Company;

•	Be an employee or director of a major or potentially major customer, supplier, contractor, counselor or consultant of the Company;

•	Have been an employee of the Company or its subsidiaries within the last three years; or

•	Be an executive officer of a company where a KCG director serves on the board of directors.

Our N&CG Committee is responsible for determining annually whether each current director is subject to any of the above factors and reporting to the Board on its determinations. If a director is subject to any of the disqualifying factors or experiences a substantial change in occupation or business association, absent a waiver by a majority of the Board (excluding the affected director(s)), he or she will immediately offer his or her resignation, which the Board will accept.

Term Limits

Absent a waiver by a majority of our Board, our Corporate Governance Guidelines limit directors (other than the CEO) to 15 one-year terms on our Board and require that directors resign from the Board effective as of the Board meeting following the date the director reaches 72 years of age.

Director Independence

To be independent under the rules of the New York Stock Exchange (“NYSE”), our Board must make an affirmative determination that a director does not have a “material relationship” with KCG (either directly or as a partner, stockholder or officer of an organization that has a material relationship with KCG). The NYSE has bright-line tests that disqualify a director from being determined to be independent, including if the director is employed by KCG. In addition, the Board must still consider all circumstances surrounding any existing relationship between KCG and a director to determine whether a material relationship exists outside of the bright-line tests.

Our Board has considered the independence of all 10 of our directors, including through a review of the relationships described under “Our Standards of Independence; Related Party Transactions” below, and has made an affirmative determination that our independent directors are Charles E. Haldeman, Jr., Debra J. Chrapaty, Rene Kern, James T. Milde, John C. (Hans) Morris, Alastair Rampell, Daniel F. Schmitt and Laurie M. Shahon. As our CEO, Daniel Coleman is not independent. In addition, we have determined that Stephen Schuler, as a founder and former manager of GETCO, a wholly-owned subsidiary of KCG, is not currently independent.

Our Standards of Independence; Related Party Transactions

Our Corporate Governance Guidelines require that at least a majority of the directors on our Board be “independent” as defined under the NYSE Listing Standards. Directors also are required under our Corporate Governance Guidelines to abide by our Code of Business Conduct and Ethics (a copy of which may be found at our website at www.kcg.com in the “Corporate Governance” section of “Investors”), and each director must recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interests unrelated to his or her service on the Board. Unless an exception is granted by a majority vote of our Board and excluding service with non-profit institutions, no director may serve on more than two boards of public companies in addition to our Board, and no director may serve on the board of an entity that has one or more executive officers serving as a member of our Board.

In determining that each of the directors, other than Messrs. Coleman and Schuler, is independent, our Board reviewed these standards, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director.

Our Code of Business Conduct and Ethics requires all employees to disclose to KCG any conflicts of interest or personal interests they may have in potential transactions. After full disclosure by an employee, the Company may approve the conduct or transactions at issue in writing. Members of the Board must disclose to the Board any personal interest they may have in a transaction in which the Board is involved and recuse themselves from participation in any decision in which there is a conflict between their personal interests and the interests of the Company.

Additionally, the charter for the Finance and Audit Committee, which we refer to as the “F&A Committee,” includes a requirement for the F&A Committee to review and approve proposed related party transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest, including all transactions with significant stockholders, executive officers, directors or other persons that are required to be disclosed pursuant to Item 404 of Regulation S-K. A related party transaction under Item 404 of Regulation S-K is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which KCG was, is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any “related party” (defined below) had, has or will have a direct or indirect material interest. The category of related parties consists generally of KCG’s directors, director nominees, executive officers, any person or entity who is known to be the beneficial owner of more than 5% of any class of KCG voting securities, and immediate family members of any of the foregoing persons.

In May 2015, KCG commenced a tender offer (the “Tender Offer”) which expired on June 2, 2015. Under the terms of the Tender Offer, stockholders had the opportunity to sell KCG Common Stock to KCG at specified prices per share of not less than $13.50 and not greater than $14.00, or at the purchase price determined by KCG in accordance with the terms of the Tender Offer. As part of the Tender Offer, KCG accepted for purchase validly tendered shares of KCG Common Stock at $14.00 per share from the following directors (and former directors) and stockholders, or their affiliates, who, at such time, owned more than five percent of KCG Common Stock:

Name	Title/ Relationship	Number of Shares Purchased (in thousands)	Total Purchase Price (in thousands)
Stephen Schuler and related entities (1)	Director/Stockholder	1,708	$23,918
Daniel Tierney and related entities (2)	Former Director/Stockholder	1,798	$25,176
GA-GTCO Interholdco, LLC (3)	Stockholder	8,285	$115,989
Jefferies LLC	Stockholder	6,533	$91,458

(1)

Includes (i) Stephen Schuler, a director of KCG, (ii) Serenity Investments, LLC, a limited liability company organized under the laws of the state of Alaska (“Serenity”), of which Mr. Schuler and his wife separately hold equity interests that together represent a controlling interest and with respect to which Mr. Schuler may be deemed to share voting and dispositive power, and (iii) the Schuler Family GST Trust dated June 6, 2003, a trust that holds securities with respect to which Mr. Schuler may be deemed to share voting and dispositive power. Mr. Schuler disclaims beneficial ownership of the securities held by Serenity except to the extent of his pecuniary interest therein. At the time of the Tender Offer, Serenity held over five percent of the KCG Common Stock.

(2)

Includes (i) Daniel Tierney, a former director of KCG who was a director at the time of the Tender Offer and is currently a beneficial owner of over five percent of the KCG Common Stock, and (ii) the Daniel V. Tierney 2011 Trust (the “Tierney 2011 Trust”), a trust of which Daniel Tierney is the settlor and beneficiary and which was a holder of over five percent of the KCG Common Stock at the time of the Tender Offer. Mr. Tierney does not have or share voting or dispositive power over the securities held by the Tierney 2011 Trust, but does have the power to revoke the Tierney 2011 Trust and acquire beneficial ownership of such securities within 60 days. Mr. Tierney disclaims beneficial ownership of the securities held by the Tierney 2011 Trust.

(3)

GA-GTCO Interholdco, LLC, an affiliate of General Atlantic, has appointed two directors to KCG’s Board (Rene Kern, an employee of General Atlantic, and John C. (Hans) Morris, a former employee of General Atlantic). Neither director participated in the Tender Offer with respect to shares they hold directly.

The purchases from the individuals and entities listed above were on the same terms that were available to all of KCG’s stockholders.

On November 4, 2015, KCG purchased approximately 1.9 million shares of KCG Common Stock from Serenity for $12.89 per share, the closing stock price of KCG Common Stock on that date, which represented an aggregate purchase price of approximately $24.5 million. On November 11, 2015, KCG purchased approximately 2.0 million Warrants from the Tierney 2011 Trust for an aggregate purchase price of $3.6 million.

In 2015, KCG earned revenues of $14,123,971 from Jefferies LLC (together with certain of its affiliates, “Jefferies”), a holder of over five percent of KCG Common Stock, and made payments of $770,084 to Jefferies, in each case related to KCG’s ordinary course trading relationships with Jefferies. This ordinary course trading relationship with Jefferies began prior to the time that it became a beneficial owner of more than five percent of the common stock of Knight, a predecessor to KCG. In addition, KCG paid $11.3 million in fees to Jefferies, as the initial purchaser in KCG’s offering of its 6.875% senior secured notes (the “Notes”), and $5.5 million in fees to Jefferies, as the financial advisor to KCG in connection with its sale of KCG Hotspot.

BOARD OVERSIGHT OF RISK

Successful management of the Company requires identifying, monitoring and managing risk. Risk oversight begins with the Board of Directors and two key Board committees: the Risk Committee and the F&A Committee.

Our Board’s Risk Committee meets at least on a quarterly basis to review and assess our risks, control processes with respect to such risks, and our risk management and fiduciary policies and activities. The Risk Committee meets at least annually with our F&A Committee (and met four times in 2015) to discuss matters relating to the overlap between risk and internal control functions. As set forth in our Risk Committee’s Charter, our Risk Committee’s responsibilities include, among others:

•	To review and discuss with management the Company’s organizational risk governance approach to risk management and its methods for identifying and managing risks;

•

Except for functions performed by the F&A Committee (i.e., financial risk exposure, including the liquidity risk management policy), to review and discuss with management the Company’s risk appetite and tolerance and key risks, including credit risk, market risk, operational risk (including but not limited to technology risk) and reputational risk, in the context of the Company’s business strategy, financial resources and performance;

•

To review and discuss with the Company’s Chief Risk Officer, the Company’s risk assessment and risk management guidelines, controls, policies and processes, as the case may be. The Risk Committee will meet separately at least twice a year with the Company’s Chief Risk Officer;

•	To review and discuss the Company’s Business Continuity Plan and related critical processes;

•	To discuss legal, regulatory, compliance and insurance matters relating to the Company’s risk management policies, procedures and insurance coverage with the Company’s General Counsel;

•	To discuss major technology developments, risks and challenges with the head of Information Technology;

•	In coordination with the F&A Committee, to review and discuss disclosures regarding risk contained in the Company’s Annual Report on Form 10-K and certain other securities filings, as appropriate;

•	To review reports on selected risk topics as the Risk Committee deems appropriate from time to time;

•	To discharge any other duties or responsibilities delegated to the Risk Committee by the Board; and

•	To receive, as and when appropriate, reports from the Company’s internal audit group on the results of risk management reviews and assessments.

Our Board’s F&A Committee also plays a role in risk oversight. Our F&A Committee has oversight responsibility for the integrity of the Company’s financial statements and its risk and control environment, the relationship with the Company’s independent auditor and the Company’s internal audit function. At the management level, the internal audit function is responsible for providing reliable and timely information to our Board and management regarding the Company’s effectiveness in identifying and appropriately controlling risks. The F&A Committee meets with our Director of Internal Audit, our Chief Financial Officer and the Company’s independent auditor in separate private sessions at least quarterly to discuss any matters that may warrant committee attention.

The F&A Committee consists of independent directors who meet the independence, experience and financial literacy requirements of The Sarbanes-Oxley Act of 2002 (the “SOX Act”), the NYSE and applicable rules of the SEC. In addition, at least one member of the F&A Committee must be an audit committee financial expert under SEC rules (or the F&A Committee will advise the Company that none of its members so qualifies). The Board has determined that Mr. Schmitt is an audit committee financial expert.

The Company’s independent auditor reports directly to the F&A Committee, which has the sole authority to appoint or replace the independent auditor and to approve all audit engagement fees and terms and all permitted non-audit engagements. The F&A Committee also has the sole authority to hire and replace the Company’s Director of Internal Audit.

The following responsibilities, among other things, are within the authority of the F&A Committee:

•

Periodically discuss with management, at least annually, the Company’s major financial risk and fraud risk exposures, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

•

Discuss with the independent auditor, the Director of Internal Audit and senior management as appropriate: (i) the adequacy of the Company’s internal controls, including significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and management’s response and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

•

Review the yearly report prepared by management and attested to by the Company’s independent auditor, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K. Receive a report from management of all significant deficiencies and/or material weaknesses and their disposition;

•

Review and approve procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including confidential anonymous submissions by employees. Annually review procedures for effectiveness. All significant matters received and their proposed resolution must be reported to and discussed with the F&A Committee; and

•	Review the Company’s disclosure control procedures in accordance with Section 302 of the SOX Act and monitor that they are followed in preparation of quarterly and annual financial statements.

Our primary risk exposures (including those relating to cybersecurity risk), as well as our risk management framework and methodologies, are discussed in further detail on pages 55 to 59 in our Annual Report on Form 10-K for the year ended December 31, 2015. See “Compensation and Risk” on page 19 below for a discussion of risk assessment as it relates to our compensation program.

BOARD MEETINGS AND BOARD COMMITTEE INFORMATION

Board Meetings

Each member of our current Board of Directors was elected by stockholders at the 2015 Annual Meeting, other than Ms. Chrapaty and Mr. Rampell, who were elected to the Board of Directors on December 3, 2015 to fill the vacancies created by the resignation of former director Daniel Tierney and the increase of the size of the Board to 10 directors on that date. Stephen Schuler, a current member of our Board, is not seeking re-election to the Board, and his term will expire upon the election of directors at the Annual Meeting, at which time the Board will be reduced to nine members. Our Board held 10 meetings in 2015. Our Corporate Governance Guidelines provide that our directors are expected to attend all regular and special meetings of our Board and committees on which they sit. For 2015, each director attended at least 90% of the aggregate number of meetings of our Board and of the committees on which he or she was a member.

Committees and Committee Charters

Our Board has established several standing committees, including the F&A Committee, the N&CG Committee, the Compensation Committee and the Risk Committee. Each of the committees makes recommendations to our Board as appropriate and reports periodically to the entire Board. The charters of each committee are available on our website at www.kcg.com in the “Corporate Governance” section of “Investors.”

The following table identifies the individual members of our Board serving on each of the standing committees as of the date of this Proxy Statement. Assuming re-election to the Board, the committee memberships for the 2016 term following our Annual Meeting will be unchanged, except that the Board expects to appoint an additional member to the Risk Committee to fill the vacancy created by Mr. Schuler’s resignation from the committee, upon the effectiveness of such resignation.

Director	Finance and Audit	Nominating and Corporate Governance	Compensation	Risk
Daniel Coleman
Charles E. Haldeman, Jr. (1)
Debra J. Chrapaty				Member
Rene Kern		Member	Member
James T. Milde			Chair	Chair
John C. (Hans) Morris		Chair	Member
Alastair Rampell	Member
Daniel F. Schmitt (2)	Chair
Stephen Schuler (3)				Member
Laurie M. Shahon	Member	Member

(1)	Independent, Non-Executive Chairman
(2)	Audit committee financial expert
(3)	Mr. Schuler is not seeking re-election to the Board, and his term will expire upon the election of directors at the Annual Meeting.

Finance and Audit Committee

Our F&A Committee, which consists entirely of independent directors, held 12 meetings in 2015. Additionally, the F&A Committee held joint meetings with the Risk Committee during each of the quarterly Risk Committee meetings, meeting four times during 2015, to discuss matters relating to the overlap between risk and internal control functions. The F&A Committee also met in private session with the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Risk Officer, Director of Internal Audit and PwC during various meetings held during 2015. The F&A Committee of the Board of Directors assists the Company’s Board of Directors in fulfilling its oversight of (1) the integrity of the financial statements and its risk and control environment, (2) the qualification and independence of, and relationship with, the independent registered public accounting firm, (3) the Company’s internal audit function, (4) compliance with applicable legal and regulatory requirements and (5) compliance with the Company’s Code of Business Conduct and Ethics. The F&A Committee also reviews and makes recommendations to the Board regarding (1) any proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs and (2) certain acquisitions, investments, new business ventures and divestitures by the Company. The F&A Committee annually reviews and approves the Company’s (1) treasury investment policy outlining the general investment objectives of the Company and the specific instruments for which investments are permitted, (2) liquidity risk management policy and (3) contingency funding plan. The F&A Committee also annually prepares a report to the Board of Directors regarding the performance of the F&A Committee’s duties and responsibilities, including its oversight of the independent registered public accounting firm and of management’s preparation of the Company’s financial statements, which is included in the Company’s annual proxy statement. See “Report of the Finance and Audit Committee” beginning on page 52.

Our F&A Committee has direct responsibility for the appointment, compensation, evaluation, retention and oversight of the work of the independent registered public accounting firm, which has been engaged to prepare an audit report or to perform other audit, review or attest services for or on behalf of the Company. The F&A Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accounting firm. The independent registered public accounting firm reports directly to the F&A Committee. The F&A Committee’s function is one of oversight, recognizing that our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those statements. Annually, the F&A Committee evaluates the independent registered public accounting firm and, as appropriate, recommends that our Board request stockholder ratification of the appointment of the independent registered public accounting firm.

The F&A Committee also acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. At least annually, the F&A Committee reviews the organizational structure, qualifications, independence and performance of this function and the scope of its planned activities. The F&A Committee also oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. See “Board Oversight of Risk” beginning on page 10 above for additional discussion of the F&A Committee’s duties and responsibilities.

Our Board of Directors has determined that the F&A Committee consists entirely of directors who meet the independence requirements of the listing standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also determined that all members of its F&A Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board. Our Board has determined in its business judgment that Mr. Schmitt satisfies the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon his experience actively supervising a principal accounting or financial officer or public accountant. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933, as amended (the “Securities Act”).

Nominating and Corporate Governance Committee

Our N&CG Committee, which consists entirely of independent directors, held five meetings in 2015. Subject to our By-Laws, the N&CG Committee is responsible for identifying individuals qualified to become Board members consistent with the criteria included in the N&CG charter and our Corporate Governance Guidelines, including candidates recommended by stockholders in compliance with procedures set forth in the By-Laws, and to recommend that the Board select these individuals as nominees for election to the Board. Stockholders who wish to nominate directors directly at an annual meeting in accordance with the procedures in our By-Laws should follow the instructions in the section entitled “Stockholder Proposals for 2017 Annual Meeting” on page 64. Other functions of the N&CG Committee include (1) recommending the size of, and directors to serve on, committees of the Board, (2) advising the Board with respect to matters of Board composition and procedures, (3) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally and (4) overseeing the annual evaluation of our management and the Board.

Compensation Committee

Our Compensation Committee, which consists entirely of independent directors, held eight meetings in 2015. The Compensation Committee operates under a written charter adopted by the Board, and pursuant to its charter, the Compensation Committee has responsibility for evaluating and approving annually all compensation awarded to the Company’s executive officers, including the named executive officers (“NEOs”). In addition to administering the Company’s equity-based plans, including reviewing and approving equity grants to executive officers, the Compensation Committee has general oversight of the incentive compensation plans, policies and programs of the Company and its subsidiaries. The Compensation Committee also evaluates the performance of our CEO, and, based on such evaluation, reviews and approves his annual salary, cash incentive bonus and long-term equity incentive bonus. The Compensation Committee is responsible for producing an annual report on executive compensation and assisting management in the preparation of the Compensation Discussion and Analysis included herein. Additionally, the Compensation Committee retains its own independent compensation consultant who from time to time provides advice to the Compensation Committee on executive compensation matters and has the authority to obtain advice and assistance from internal or external legal, accounting and other advisors.

The Compensation Committee also provides assistance to the Board of Directors by setting performance-based compensation criteria for our CEO and other key executives, certifying the results of such performance at the end of the annual performance period and, after evaluating these results as compared to the pre-established performance criteria, determining the amount of such performance-based compensation that is awarded to the CEO and other key executives (including, as noted above, the amount and type of equity awards granted to this population).

Risk Committee

Our Risk Committee held five meetings in 2015. Additionally, the Risk Committee held joint meetings with the F&A Committee during each of the quarterly Risk Committee meetings, meeting 4 times during 2015. The primary purpose of the Risk Committee is to assist the Board in its oversight responsibilities relating to the identification, monitoring and assessment of the key risks of the Company, including the significant policies, procedures and practices employed in risk management. See “Board Oversight of Risk” beginning on page 10 above for a discussion of the Risk Committee’s duties and responsibilities.

EXECUTIVE COMPENSATION CONSULTANT

TO THE COMPENSATION COMMITTEE

As mentioned above, the Compensation Committee retains the services of a qualified independent compensation consultant that possesses the necessary skill, experiences and resources to meet the Compensation Committee’s needs, and that provides services solely to the Compensation Committee and not to the Company. Following the closing of the Mergers, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”), to serve as its independent compensation consultant. Prior to being engaged by the Compensation Committee, Pay Governance advised the Compensation Committees of both GETCO and Knight and, consequently, was well positioned to advise the Compensation Committee on executive compensation design following the closing of the Mergers. During this period, Pay Governance assisted the Compensation Committee in collecting and evaluating external data regarding executive compensation and advised the Compensation Committee on developing trends and best practices in executive compensation design. Given the extent of Pay Governance’s involvement with respect to establishing the Company’s executive compensation framework in connection with the Mergers, the Compensation Committee has since retained Pay Governance to continue to counsel the Compensation Committee on an as-needed basis.

The Compensation Committee has determined that Pay Governance had no conflict of interest in providing services to the Compensation Committee and was independent for purposes of the NYSE requirements regarding the independence of compensation consultants. In accordance with SEC and NYSE requirements, the Compensation Committee reached this conclusion based on an evaluation of such factors including, among others, that (1) Pay Governance provides services only to the Compensation Committee and not to the Company, (2) Pay Governance does not have any significant business or personal relationship with any member of the Compensation Committee or any executive officer of the Company and (3) the fees paid by the Compensation Committee to Pay Governance are not material to Pay Governance’s total revenues.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the KCG Compensation Committee have any relationships that would create a Compensation Committee interlock as defined under applicable SEC regulation.

BOARD EVALUATION AND EDUCATION

Each year, our Board and our F&A, N&CG, Risk and Compensation Committees evaluate their effectiveness. Our Board views self-evaluation as an ongoing process designed to achieve high levels of Board and committee performance.

During 2015, our Board participated in Board information sessions during regularly scheduled and special meetings. During these sessions, directors received business updates from senior management, risk executives and our General Counsel.

Our Board also encourages directors to participate in continuing director education programs and our Company reimburses directors for the expenses of this participation. Additionally, new directors are required to participate in our director orientation program in their first six months as a director.

CONTACTING THE BOARD OF DIRECTORS

Interested parties may send communications to our Board or our independent directors or any Board committee by mail. Correspondence should be addressed to the Board of Directors or any such individual director or group or Board committee members by either name or title. The correspondence should be sent to Corporate Secretary at KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To communicate with any of our directors electronically, stockholders or interested parties may send an electronic message to kcgboard@kcg.com.

All communications received as set forth in the preceding paragraph will be opened by our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of directors or Board committee members, our General Counsel will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

COMPENSATION OF DIRECTORS

Director Compensation

Upon recommendation from the Compensation Committee, the Board of Directors adopted a director compensation policy in 2013 that establishes the framework for compensating the non-employee members of the Board of Directors for their service to the Company. Under this director compensation policy, upon commencing service on the Board, new non-employee directors are awarded an initial grant of restricted stock units (“RSUs”) with an aggregate grant date fair value of $80,000. Continuing directors receive, on the first business day after the annual meeting of stockholders, an annual grant of RSUs with an aggregate grant date fair value of $80,000. Continuing directors are also paid, on the first business day after the annual meeting of stockholders, an annual cash retainer of $80,000, which will cover the period until the following annual meeting of stockholders. The annual cash retainer is prorated for new directors who join between annual meetings of stockholders.

Committee chairs will receive an additional $20,000 annual cash retainer. Committee members do not receive any additional membership fees, but are paid $1,000 for each committee meeting in which they participate. Under the director compensation policy, directors do not receive any fees for attending Board of Directors meetings. Directors are required to own stock with a value equal to three times the annual cash retainer ($240,000) within five years from the time the director joins the Board of Directors.

The Board of Directors established Mr. Haldeman’s compensation package outside of the director compensation policy given the additional contributions expected of him as Non-Executive Chairman of the Board of Directors (such as providing strategic guidance and feedback to our CEO and Board of Directors, maintaining regular interaction with senior management between Board of Directors meetings and regularly spending time at KCG’s offices). In consideration for Mr. Haldeman’s service as Non-Executive Chairman he was granted RSUs with an aggregate grant date value of $320,000 on the first business day after the annual meeting of stockholders in May 2015. All RSUs granted to non-employee directors have a one-year vesting period and provide for forfeiture in the event a director leaves before the one-year anniversary of the grant date (except in the event of non-renewal of term (if the director serves the remainder of his or her current term), retirement, death or disability). All directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for KCG. KCG also extends coverage to directors under its directors’ and officers’ indemnity insurance policies.

2015 Director Compensation Table

The following table provides information concerning the compensation of each non-employee director who served in 2015. Mr. Coleman did not receive any compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Charles E. Haldeman, Jr.	$2,000	$320,000	$322,000
Debra J. Chrapaty	$35,288	$80,000	$115,288
Rene Kern	—	—	—
James T. Milde	$127,000	$80,000	$207,000
John C. (Hans) Morris	—	—	—
Alastair Rampell	$35,288	$80,000	$115,288
Daniel F. Schmitt	$114,000	$80,000	$194,000
Stephen Schuler (4)	$85,000	$80,000	$165,000
Laurie M. Shahon	$98,000	$80,000	$178,000
Daniel Tierney (5)	$105,000	$80,000	$196,000

(1)

In accordance with the director compensation policy, each non-employee director, except for Ms. Chrapaty, Mr. Haldeman, Mr. Kern, Mr. Morris and Mr. Rampell, was awarded an annual cash retainer of $80,000 on May 13, 2015, the day following the KCG 2015 Annual Meeting. Ms. Chrapaty and Mr. Rampell, who became directors on December 3, 2015, each received a cash retainer of $35,288 on that date, which represents the annual cash retainer of $80,000 prorated for the period from December 3, 2015 to the 2016 Annual Meeting. Mr. Haldeman did not receive an annual cash retainer in 2015. Messrs. Kern and Morris have waived the right to receive any cash compensation for their service on the Board of Directors or any committees thereof. Amounts included in this column also represent cash retainers paid for service as a committee chair and cash paid for attendance at committee meetings.

(2)

On May 13, 2015, each non-employee director then serving on the Board, except for Mr. Haldeman, Mr. Kern and Mr. Morris, was granted an award of 5,975 RSUs with an aggregate grant date fair value of $80,000. On May 13, 2015, Mr. Haldeman was granted an award of 23,899 RSUs with an aggregate grant date fair value of $320,000. The aggregate grant date fair value of the annual RSUs granted to the non-employee directors on May 13, 2015 is based on $13.39, the average of the high and low price of a share of KCG Common Stock as quoted on the NYSE on the date preceding the date of grant. On December 3, 2015, Ms. Chrapaty and Mr. Rampell were each granted an award of 6,212 RSUs with an aggregate grant date fair value of $80,000. Messrs. Kern and Morris have waived the right to receive any RSU awards as compensation for their service on the Board of Directors or any committees thereof. Each RSU will vest one year from the date of grant or upon earlier retirement (age 72 as set forth in our Corporate Governance Guidelines) and will be settled in shares of KCG Common Stock upon vesting. Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 718 Compensation-Stock Compensation (“FASB ASC Topic 718”).

(3)	The following table sets forth the aggregate number of shares of KCG Common Stock underlying RSUs and options held by each non-employee director who served in 2015 as of December 31, 2015.
(4)	Mr. Schuler is not seeking re-election to the Board, and his term will expire upon the election of directors at the Annual Meeting.
(5)	Mr. Tierney resigned from the Board, effective December 3, 2015.

Name	RSUs (#)(a)	Options (#)(b)
Charles E. Haldeman, Jr.	23,899	—
Debra J. Chrapaty	6,212	—
Rene Kern	—	—
James T. Milde	5,975	10,000
John C. (Hans) Morris	—	—
Alaistar Rampell	6,212	—
Daniel F. Schmitt	5,975	—
Stephen Schuler	5,975	—
Laurie M. Shahon	5,975	11,666
Daniel Tierney	5,975	—

(a)

Represents RSUs granted to the non-employee directors (other than Ms. Chrapaty and Mr. Rampell) on May 13, 2015, and RSUs granted to Ms. Chrapaty and Mr. Rampell on December 3, 2015, as set forth in note (1) above.

(b)	Options held by Mr. Milde and Ms. Shahon were granted by Knight prior to closing of the Mergers.

COMPENSATION AND RISK

KCG designs its compensation policies and practices in a way to support a strong risk management culture. KCG’s compensation program is designed to encourage its executive officers and employees to focus on KCG’s short-term and long-term performance without incentivizing unnecessary or excessive risk-taking.

Our KCG Holdings, Inc. Amended and Restated Equity Incentive Plan (our “Equity Incentive Plan”), which was most recently approved at the annual meeting of stockholders held on May 12, 2015, provides that, if at any time within two years after the date on which an employee exercises an option or stock appreciation award (“SAR”) or on which restricted stock or RSUs vest (each, a “Realization Event”), the employee is (1) terminated for cause, (2) engages or has engaged in any activity that is in violation of a non-competition agreement, (3) violates or has violated any confidential or proprietary information obligation the employee owes to KCG (including, but not limited to, obligations in any non-compete agreement, employment agreement, offer letter, employee handbook, non-disclosure agreement, Code of Business Conduct or Ethics, equity award agreement or any other Company agreement signed by the employee that contains such obligations) and/or (4) engages in or has engaged in any act of fraud against KCG, the Compensation Committee may require the employee to pay to KCG an amount equal to the gain he or she recognized from the Realization Event, determined on a gross basis, without reduction for taxes incurred and without regard to any subsequent change in the fair market value of a share of KCG Common Stock. The Company also may cancel or adjust any award granted under the Equity Incentive Plan if KCG’s financial statements on which the calculation of the award was based are subsequently restated, and the Compensation Committee determines that such restated financial statements would have resulted in a smaller award, or no award, if such information had been known at the time the award was originally calculated.

In addition, the Board adopted a Compensation Recoupment Policy to maintain and enhance a culture that is focused on integrity and accountability and that discourages conduct detrimental to the Company’s sustainable growth. The Compensation Recoupment Policy provides that, in the event that the Company restates its financial statements, the Compensation Committee may recoup from any executive officer the annual bonuses (regardless of whether such bonuses were paid or awarded in cash, equity or a combination thereof) earned during the three-year period preceding the date on which the Company files restated financial statements with the SEC.

The Compensation Committee believes that mitigating excessive risk taking is an important component of the Company’s compensation philosophy. Accordingly, as part of the Compensation Committee’s oversight of the Company’s executive compensation plans and practices, it considers factors such as the balance of fixed compensation and discretionary compensation, the balance of short-term and long-term incentives, and appropriate risk-mitigating controls such as the Equity Incentive Plan’s recapture and cancellation provisions and the Compensation Recoupment Policy, to ensure that the Company’s compensation framework is structured in a way that aligns with sound risk management and that does not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE OFFICERS

Executive Officers

Executive Officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of KCG as of April 1, 2016 (none of whom has a family relationship with another executive officer):

Name	Age	Position
Philip Allison	40	Chief Executive Officer, KCG Europe Limited
Daniel Coleman	51	Chief Executive Officer
John McCarthy	52	General Counsel and Corporate Secretary
Nick Ogurtsov	38	Chief Operating Officer and Chief Risk Officer
Steffen Parratt	52	Chief Financial Officer
Ryan Primmer	46	Global Head of Quantitative and Systematic Trading
Jonathan Ross	47	Chief Technology Officer
Greg Tusar	47	Head of Global Execution Services and Platforms

For selected biographical information with respect to Mr. Coleman, please refer above to the biographical information of our directors. Selected biographical information with respect to the other executive officers is set forth below.

Philip Allison (40), Chief Executive Officer, KCG Europe Limited (“KCG Europe”) since September 22, 2014, leads the operations and strategic direction for KCG’s agency-execution and market making businesses in Europe, as well as certain U.S.-based market making businesses. Previously, Mr. Allison spent 17 years at UBS Group AG, most recently as Global Head of Cash Equities and EMEA Head of Equities, responsible for operations across more than 30 countries. Mr. Allison began his career at UBS in 1997 trading derivatives and index arbitrage strategies in the UK and, later, ETFs in the U.S. In 2002, Mr. Allison became responsible for global statistical proprietary trading and client algorithmic trading in Europe. Mr. Allison expanded his responsibilities in 2006 to include automated market making and statistical model development for global cash equities. UBS appointed Mr. Allison the Head of European Client Trading and Execution in 2008, responsible for cash, sales, portfolio and electronic trading in the region. In 2010 he became Global Head of Cash Equities, and additionally in March 2012, EMEA Head of Equities, serving on the boards of UBS Ltd and the Association for Financial Markets in Europe. Mr. Allison has a degree in mathematics from Cambridge University.

John McCarthy (52), General Counsel and Corporate Secretary since the closing of the Mergers on July 1, 2013, focuses on a broad range of global corporate and regulatory matters for KCG. Previously, Mr. McCarthy was General Counsel of GETCO, which he joined in 2006, through the closing of the Mergers. Prior to 2006, Mr. McCarthy served as associate director at the Securities and Exchange Commission, where he led the Office of Compliance Inspections and Examinations in the Market Oversight unit, which was responsible for regulatory oversight of trading on stock and options exchanges. Prior to his position with the SEC, Mr. McCarthy clerked for the Court of Special Appeals of Maryland. Mr. McCarthy earned a B.S. in Engineering and an A.B. in Economics from the University of Michigan, an M.Sc. in Finance from the London School of Economics and a J.D. with Honors from the University of Maryland.

Nick Ogurtsov (38), Chief Risk Officer since the closing of the Mergers and Chief Operating Officer since August 16, 2013, has more than 16 years of experience in leadership and financial markets. As Chief Operating Officer, he is responsible for overseeing KCG’s operations and clearing. As Chief Risk Officer, he is responsible for managing KCG’s strategic and operational risk management framework, including the design and implementation of systems and processes to identify, mitigate and access KCG’s risk exposure. Previously, Mr. Ogurtsov was the Chief Risk Officer of GETCO until the closing of the Mergers. Prior to joining GETCO in

2012, Mr. Ogurtsov was Managing Director and Global Head of UBS’s high-frequency electronic trading group, EMM Group. He built and managed EMM Group’s global team in New York, London and Tokyo, where they traded equities, fixed income and foreign exchange. As a member UBS’s management team for the global cash equities business, Mr. Ogurtsov also helped rebuild UBS’s trading technology in the Asia-Pacific region. He began his career at SBC Warburg (subsequently merged into UBS) as a convertible bonds trader and later co-headed the equity-linked structured products team. Mr. Ogurtsov received a B.S. in Physics and Computer Science from Beloit College and a Master’s degree in Computer Science from the University of Arizona.

Steffen Parratt (52), Chief Financial Officer since January 6, 2015, is responsible for all financial aspects of KCG. Mr. Parratt has more than 20 years of leadership experience in financial services, technology and corporate strategy. Prior to becoming Chief Financial Officer of KCG, Mr. Parratt was an entrepreneur. During this time, he launched ventures in finance, management, and strategy, with a focus on developing software to realize operational effectiveness and efficiencies. Previously, he was a Managing Director at Bank of America Merrill Lynch, where he helped develop a strategic plan to integrate Merrill Lynch, U.S. Trust and the legacy Bank of America wealth business. Mr. Parratt also spent more than a decade at Citigroup Inc. in a number of management roles, most recently as Managing Director and Global Staff Functions Task Leader, Reengineering and Productivity Group, where he was responsible for reengineering organizations and processes in the firm’s finance, risk, compliance, audit, legal, human resources units. Mr. Parratt began his career as an engineer, and held positions at Sandia National Laboratories and Hughes Aircraft Company. Mr. Parratt received an M.B.A. in Finance from The Wharton School. He received a Ph.D. and M.Sc. in Engineering from Cornell University. He earned his B.Sc. in Mechanical Engineering and a M.Sc. in Electrical Engineering from the University of Rochester.

Ryan Primmer (46), Global Head of Quantitative and Systematic Trading, and previously Global Head of Fixed Income, Foreign Exchange and Commodities Trading from August 2013, currently oversees quantitative and systematic trading strategies for KCG. Mr. Primmer joined KCG in August 2013 after more than 21 years at UBS and its predecessor firms. He began his career in 1991 at O’Connor & Associates in Chicago, Illinois, a market making firm focused on equity options, working as an options trader and market maker. Mr. Primmer transitioned to trading convertible bonds and eventually spent time in London and New York where he was co-head of trading for the convertible bond desk. From 1999 to 2004, he led the expansion of the U.S. program and quantitative trading business. From 2004 to 2008, Mr. Primmer was UBS’s head of trading for U.S. equities until he was appointed during the financial crisis to lead the efforts to dissolve the company’s mortgage asset portfolios and help establish and lead the UBS’s fund management team for StabFund. From 2009 to 2012, Mr. Primmer was Global Head of Equities Proprietary Trading at UBS, overseeing fundamental and statistical strategies. Just prior to joining KCG, he was Global Head of Equities Trading at UBS. Mr. Primmer received a B.A. in Economics from Lawrence University in Appleton, Wisconsin.

Jonathan Ross (47), Chief Technology Officer since the closing of the Mergers on July 1, 2013, is responsible for all of KCG’s technology operations and infrastructure. Mr. Ross has more than 13 years of experience in financial technology and leadership. Previously, Mr. Ross was Chief Technology Officer of GETCO, which he joined in 2007, through the closing of the Mergers. Prior to becoming Chief Technology Officer, he was head of GETCO Execution Services in Europe, where he oversaw order management, execution and technology solutions for European clients. Prior to joining GETCO, Mr. Ross was the Chief Technology Officer of the NASDAQ Stock Market (“NASDAQ”) following its acquisition of Inet ATS in December of 2005. While at NASDAQ, Mr. Ross led the “Single Book” integration of INET, Brut and NASDAQ’s SuperMontage into a single platform and oversaw NASDAQ’s initial implementation of Regulation NMS. Prior to his position at NASDAQ, Mr. Ross was the Chief Technology Officer of Inet ATS, Inc., where he also previously served as First Vice President of Technology, in charge of development and maintenance of INET’s core trading platform. He held the same position at the Island ECN, which was acquired by Instinet Group Inc. in 2002. Mr. Ross also has more than 15 years of experience in the software and technology industries.

Greg Tusar (47), Head of Global Execution Services and Platforms since August 2013, is responsible for KCG’s sales, products and platforms globally. Mr. Tusar joined KCG in August 2013 from Goldman Sachs, where he spent 13 years, most recently as a partner and global head of the firm’s equities electronic trading business. Mr. Tusar helped Goldman Sachs expand its electronic trading franchise. Mr. Tusar was previously a limited partner at Spear, Leeds and Kellogg (“SLK”), when Goldman Sachs acquired the firm in 2000. He also worked for seven years at TLW Securities, most recently as its Chief Executive Officer, before it was acquired by SLK in 1999. He began his career at Mentor Graphics, an electronic design automation firm. Mr. Tusar is a member of the board of directors of Per Scholas, a national nonprofit organization providing technology education and job placement in low-income communities.

PROPOSAL 2—ADVISORY APPROVAL OF 2015 COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires public companies to provide their stockholders with an advisory vote to approve executive compensation at least once every three years. We are providing this stockholder advisory vote on our executive compensation in accordance with Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a).

This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our executive pay program and policies. At the annual meeting of Knight stockholders in 2011, Knight stockholders approved a proposal to hold a stockholder advisory vote on executive compensation every year. As the successor to Knight, we will hold an advisory vote every year until the next stockholder vote on the frequency of the advisory vote, which we expect will occur on or before our 2017 annual meeting of stockholders.

Prior Say-on-Pay Vote

Our Board values our stockholders’ feedback and pays careful attention to communications from our stockholders regarding the Company’s executive compensation practices. Our executive compensation program is designed to pay for performance and to align the long-term interests of our named executive officers and other members of our management team with the long-term interests of our stockholders, as discussed in more detail throughout this Proxy Statement. We believe these design and alignment principles help to ensure an appropriate balance between risk and reward; while our incentive compensation arrangements do not encourage employees to take unnecessary or excessive risks, our employees are rewarded for executing on the Company’s financial and strategic objectives. Further, the Compensation Committee and the Board of Directors believe that the compensation policies and procedures articulated in this Proxy Statement are effective in furthering KCG’s achievement of short-term and long-term business goals, and that the compensation of our named executive officers reported in this Proxy Statement, which is structured to motivate superior individual performance, has supported and contributed to KCG’s success.

At our 2015 Annual Meeting, our advisory vote to approve named executive officer compensation continued to receive the strong support of our stockholders (approximately 88% of votes cast). Based on the results of last year’s Say-on-Pay vote as well as feedback we received from key stockholders over the course of 2015, our Compensation Committee determined to keep the structure of our executive compensation program for 2016 substantially similar to the structure of the executive compensation program for 2015, and to incorporate certain changes we believe are consistent with our core compensation philosophy of paying for performance. These changes, which include the introduction of return on equity as a component of the “Performance Portion” of the annual incentive award for certain of our NEOs and a rebalancing of the weighting of the “Performance Portion” and “Initiative Portions” of the 2016 annual incentive award for each of Messrs. Coleman and Parratt, are described in the “Compensation Program Highlights for 2016” section of the Compensation Discussion and Analysis below. As we continue to refine our compensation program, policies and practices going forward, we will continue to consider stockholder feedback.

2016 Say-on-Pay Advisory Vote

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on the resolution set forth below. Your vote on this resolution is an advisory vote. The Compensation Committee is not required by law to take any action in response to the stockholder vote. However, the Compensation Committee values our stockholders’ opinions, and the Compensation Committee intends to evaluate the results of the vote carefully when making future decisions regarding compensation of the named executive officers.

Resolution

The Board of Directors recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders approve the 2015 compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and related disclosure.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” approval of the 2015 compensation of our named executive officers, as disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion & Analysis describes the overall approach to the Company’s executive compensation policies and practices for the year ended December 31, 2015, with a specific focus on the compensation program for our named executive officers or “NEOs”: Daniel Coleman, Steffen Parratt, Sean Galvin, Philip Allison, Ryan Primmer, Greg Tusar and George Sohos. Although Mr. Sohos ceased providing service to the Company in March 2015, and Mr. Galvin transitioned back to his role as the Company’s Chief Accounting Officer in connection with Mr. Parratt’s January 6, 2015 appointment as the Company’s Chief Financial Officer, both Mr. Sohos and Mr. Galvin are considered NEOs for fiscal 2015 pursuant to the SEC’s rules regarding proxy disclosure.

In 2015, our NEOs and the other members of our management team continued to build an intermediary firm capable of directly addressing the need for liquidity across the global securities markets through principal trading as a market maker and agency-based trading. As part of these efforts, KCG continued to focus on core businesses, reduce operating expenses and dispose of non-core businesses (including the sale of Hotspot in the first quarter of 2015). While market conditions, macro events and competitive pressures in U.S. equities resulted in a more difficult operating environment for KCG market making in 2015, the Company initiated a more fundamental reengineering of operations as the year came to a close. KCG continues to focus on reducing costs and executing on the capital return program in 2016 as the Company works to achieve a double-digit return on equity in 2017.

For the 2015 performance year, the individual and firm-wide performance metrics used by the Compensation Committee to make annual incentive compensation decisions were designed to focus management on the Company’s strategic objectives for 2015. Specifically, the portion of the 2015 annual incentive award based on the achievement of Company financial performance goals (the “Performance Portion”) was tied to return on tangible equity and earnings per share for Mr. Coleman and Mr. Parratt, and for Messrs. Allison, Tusar and Primmer, our NEOs who lead business lines, a combination of consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) and business unit net trading revenue achievement.

Consistent with the Company’s focus on achieving a double-digit return on equity, the Compensation Committee further refined the applicable metrics for the Performance Portion of the 2016 annual incentive award, replacing business unit measures with a return on equity component for each of Messrs. Allison, Tusar and Primmer. Separately, the Compensation Committee rebalanced the weighting of the Performance Portion and the portion of the 2016 annual incentive award based on the achievement of individual initiatives (the “Initiatives Portion”) for each of Messrs. Coleman and Parratt, so that a greater percentage of Messrs. Coleman and Parratt’s award determination for 2016 will be tied to Company financial performance goals; specifically, EBITDA and return on equity. We believe these changes illustrate our commitment to paying for performance, one of our core compensation philosophies, because the addition of the return on equity metric for our NEOs and the increased weighting of the Performance Portion for Messrs. Coleman and Parratt will continue to motivate our management team to execute on the Company’s financial and strategic objectives, which, as a result, will deliver value to our stockholders.

2015 Business Results

•     Grew pre-tax operating profit 11.1% year over year on a non-GAAP basis

•     Cut expenses for employee compensation and benefits by 12.1% and communications and data processing by 7.5% year over year on a non-GAAP basis

• Institutional Equities increased average daily algorithmic U.S. equity share volume from the largest 25 U.S. asset managers by 72% year over year
• Increased tangible book value per share by 27% to $14.90 at year end

•     Market Making increased average daily U.S. equity share volume from the leading 10 U.S. retail brokers by 33% year over year and grew market share of overall retail order flow by 200 basis points to 26%

• Repurchased over $375 million in KCG Common Stock and Warrants

Executive Compensation Program

• No tax gross-ups for perquisites	• Annual reviews of our compensation program by our Compensation Committee

• No single-trigger change in control benefits	• No stock options with exercise price below market

• No tax gross-ups on severance payments	• No repricing of underwater stock options

• Recoupment of cash incentive and equity awards from executive officers in the event of certain financial statement restatements and other events	• No excessive perquisites or benefits

2016 Compensation Program Highlights

As a result of ongoing discussions with our Board, the Compensation Committee implemented the following changes to the Company’s annual incentive award program for 2016.

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Performance Metric Alignment – Return on Equity.     Similar to the metrics used for the Performance Portion of the annual incentive award for Messrs. Coleman and Parratt, for purposes of 2016 annual incentive award determinations for each of Messrs. Allison, Primmer and Tusar, return on equity will replace the component of the Performance Portion previously tied to business unit measures. The Compensation Committee believes use of the return on equity metric as a key component of making 2016 annual incentive award determinations is appropriate in light of the Company’s focus on achieving a double-digit return on equity.

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Increased Performance Portion Weighting.     For 2016, the Compensation Committee rebalanced the weighting of the Performance and Initiatives Portion of the 2016 annual incentive award for each of Messrs. Coleman and Parratt, so that as compared to 2015, a greater percentage of Messrs. Coleman and Parratt’s award determination for 2016 will be tied to Company financial performance goals including return on equity and EBITDA, and a lesser percentage will be based on the Initiatives Portion. We believe that the increased weighting of the Performance Portion for Messrs. Coleman and Parratt is consistent with our core compensation philosophy of paying for performance, and will continue to motivate our management team to execute on the Company’s financial and strategic objectives, which as a result, will deliver value to our stockholders.

COMPENSATION DECISION-MAKING PROCESS

Compensation Philosophy

The Compensation Committee believes KCG’s compensation programs should support its business strategies and provide balanced incentives for achieving short-term and long-term business goals and objectives. KCG designs compensation packages that are intended to align the long-term economic interests of KCG’s executive officers with its stockholders’ interests while also providing appropriate awards to motivate superior individual performance.

In making compensation decisions, the Compensation Committee utilizes the following principles to ensure that our compensation structure is competitive and reflects our core values:

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Pay for performance.     Provide a compensation framework that appropriately awards achievement of the Company’s financial and strategic objectives, supports the attainment of KCG’s vision, business strategy and operating imperatives, while reinforcing KCG’s business values and creating value over the long term.

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Align compensation with stockholders’ interests.     Motivate management to achieve financial and strategic goals by delivering a meaningful portion of incentive compensation in equity awards, which aligns employee interests with those of stockholders.

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Mitigate excessive risk-taking.     Ensure that our incentive compensation arrangements do not encourage our employees to take unnecessary and excessive risks, including risks that threaten the value of the Company.

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Attract and retain a talented leadership team.     Design an incentive compensation program that allows the Company to attract and retain qualified employees, for whom competition is diverse and includes a variety of financial services and technology firms.

Key Compensation Practices

In addition to aligning executive pay with long-term stockholder interests, we are committed to good corporate governance practices and mitigation of inappropriate risk-taking. To further this commitment, our 2015 compensation program had the following features:

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Long-term ownership.     As discussed below under “KCG Compensation Decisions for 2015—Long-Term Equity Incentives,” we granted unvested equity to executive officers following the Mergers to quickly align their interests with those of KCG stockholders. Additionally, a portion of the annual incentive award for 2015 was paid to our named executive officers (other than Mr. Sohos) in the form of equity awards that are subject to market, cancellation and forfeiture risk over a multi-year period.

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Recoupment and forfeiture policies.     Our named executive officers are subject to recoupment policies that provide for the cancellation or clawback of cash incentive and equity awards in the event of, among other things, fraud and financial restatement.

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Continued review of compensation program.     Each year, our Compensation Committee reviews our compensation program to ensure that executive pay is aligned with Company policies, long-term stockholder interests and sound risk policies.

Compensation Committee Role and Responsibility

The Compensation Committee determines each continuing named executive officer’s compensation package in accordance with the terms of the named executive officer’s employment agreement on an annual basis and at times of promotions or other changes in responsibilities; however, because Mr. Galvin served in a temporary role as Interim Chief Financial Officer, the Compensation Committee did not determine his compensation during the interim period in which he served. The Compensation Committee may review market data, such as pay data from proxy statements and other sources, as a reference point for evaluating the relative competitiveness of the compensation packages offered to the named executive officers. The Compensation Committee has also retained Pay Governance to act as its compensation consultant to provide advice and guidance on executive compensation matters and, with respect to named executive officers other than the CEO, considers recommendations from the CEO.

In making compensation decisions for the targeted total compensation opportunity for each of the named executive officers, the Compensation Committee considers each element of each named executive officer’s compensation package and the total compensation that the named executive officer may be eligible to receive. Multiple factors may be considered in determining the amount of total compensation to award the named executive officers each year. These factors may include:

•	the present and future value of any equity-based awards that are granted during the year;

•	alignment of short-term and long-term performance of KCG with variable elements of targeted total compensation;

•	internal pay equity considerations; and

•	the relative competitiveness of KCG’s compensation packages to the market generally.

Risk

As described in the Compensation and Risk section of this Proxy Statement, our Compensation Committee believes that the mitigation of excessive risk-taking is an important component of the Company’s compensation philosophy, and reviews our compensation plans, including the plans in which each of our named executive officers and other members of our management committee participate with this objective in mind. Given the risk-mitigating controls such as the Equity Incentive Plan’s recapture and cancellation provisions and our Compensation Recoupment Policy and other factors such as the balance of fixed and discretionary compensation and short-term and long-term incentives, we believe that our compensation plans, arrangements and agreements with the named executive officers are well balanced and structured in a manner that does not encourage imprudent risk-taking that could threaten the Company’s value. The Compensation Committee believes that the Company’s compensation framework aligns with sound risk management and that the Company’s compensation plans, policies and practices do not encourage excessive risk taking that is reasonably likely to have a material adverse effect on the Company.

Role of Compensation Consultants

Pay Governance was originally engaged to assist with establishing the Company’s compensation programs after the closing of the Mergers and continues to advise the Compensation Committee as needed on developing trends and best practices in executive compensation design.

2015 COMPENSATION

Compensation Elements

Below we discuss 2015 compensation determinations for each of our named executive officers.

Ongoing Compensation Elements

The following table outlines the primary components of compensation paid to each of our named executive officers for the 2015 performance year.

As noted above, Mr. Sohos was employed by the Company for a portion of 2015, and Mr. Galvin served as Interim Chief Financial Officer for a portion of 2015. Accordingly, the compensation paid to Messrs. Sohos and Galvin in respect of the 2015 performance year was structured differently from that described below to reflect facts and circumstances of each named executive officer’s individual employment status. Additional details regarding the compensation elements listed below and other features of our 2015 compensation program are described in more detail under “Compensation Decisions for 2015” below, and the individual arrangements with each of our named executive officers are described under “Agreements with Our Named Executive Officers.”

Component	Role and Structure
Base Salary

Intended to retain quality executives by providing a reasonable level of financial stability and predictability

Set by the Compensation Committee based on position, level of responsibilities and competitive market data, and determined in the context of the overall compensation package offered to the executive

Reviewed periodically in light of performance, market data and Compensation Committee independent consultant advice

Annual Incentive Compensation

Variable compensation designed to reward the achievement of annual financial and other corporate performance goals and personal performance

•    Performance Portion:    two-thirds of annual incentive compensation earned based on the achievement of Company financial performance goals established by the Compensation Committee

•    Initiatives Portion:    one-third of annual incentive compensation earned based on the achievement of individual initiatives established by the Compensation Committee in consultation with our CEO

Earned awards are subject to the Compensation Recoupment Policy

Restricted Stock Unit Component of Annual Incentive Compensation

Annual variable compensation structured to (1) encourage the achievement of longer-term performance goals, (2) create an ownership culture focused on long-term value creation for KCG’s stockholders and (3) encourage proper risk-taking by balancing the short-term component of other compensation elements

80% of annual incentive compensation payout for CEO

60% of annual incentive compensation payout for other NEOs

Vests over a three-year period; subject to market risk and cancellation and forfeiture provisions under the Equity Incentive Plan and the Compensation Recoupment Policy

Cash Component of Annual Incentive Compensation

Variable compensation intended to provide executives an annual cash payout linked to Company and individual performance

20% of annual incentive compensation payout for CEO

40% of annual incentive compensation payout for other NEOs

Compensation Decisions for 2015

Base Salaries

In connection with the Mergers in 2013 and the related execution of employment agreements with certain members of our management team, the Compensation Committee determined an annual base salary of $500,000 for each of Messrs. Tusar, Primmer and Sohos was appropriate based on competitive market data and each named executive officer’s position and level of responsibilities. At the same time, after reviewing competitive market data from our peer group, compensation survey data, and large global banks in the context of Mr. Coleman’s total compensation package, the Compensation Committee determined that an annual base salary of $1,000,000 was appropriate for Mr. Coleman.

The base salaries of Messrs. Coleman, Tusar and Primmer have not increased from the 2013 rates, and Messrs. Allison and Parratt’s base salaries were similarly established at £350,000 and $500,000, in connection with the executives’ appointments in September 2014 and January 2015, respectively. Using the average of daily spot rates of $1.53 to £1 for 2015, Mr. Allison’s annual base salary of £350,000 converts to an annual base salary of $535,115, which is generally consistent with the base salary rate paid to the other members of our management team (other than Mr. Coleman).

In recognition of the increased duties and responsibilities assumed by Mr. Galvin in connection with his appointment as Interim Chief Financial Officer, the Compensation Committee determined it was appropriate to establish his base salary at a rate of $500,000 per year for the period that Mr. Galvin served as Interim Chief Financial Officer. Upon the completion of his service as Interim Chief Financial Officer and the return to his role as the Company’s Chief Accounting Officer, Mr. Galvin’s base salary was reestablished at a rate of $275,000 per year.

Annual Incentives

Messrs. Coleman, Parratt, Allison, Tusar and Primmer

In the first quarter of 2015, the Compensation Committee structured the 2015 annual incentive awards for Messrs. Coleman, Parratt, Allison, Primmer and Tusar so that two-thirds of each executive’s target award was based on the achievement of KCG financial performance goals under the Performance Portion and one-third of the target award was based on the achievement of individual initiatives under the Initiatives Portion, with a potential payout of up to 200% of the target award (except for Mr. Coleman, whose maximum award was capped at $9,000,000). The table below sets forth the target 2015 annual incentive award for each of Messrs. Coleman, Parratt, Allison, Primmer and Tusar.

Name	Weighting of Performance Portion	Performance Portion Bonus Target	Weighting of Initiatives Portion	Initiatives Portion Bonus Target
Daniel Coleman	67%	$3,333,333	33%	$1,666,667
Steffen Parratt	67%	$666,667	33%	$333,333
Philip Allison	67%	$2,666,667	33%	$1,333,333
Ryan Primmer	67%	$2,166,667	33%	$1,083,333
Greg Tusar	67%	$2,166,667	33%	$1,083,333

Performance Portion.    For each of Messrs. Coleman and Parratt, the Compensation Committee determined to use return on tangible equity and earnings per share as the metrics for determining the Performance Portion of the executives’ 2015 annual incentive award. In each case, the return on tangible equity and earnings per share measures were adjusted to exclude (1) the impact of the sale of Hotspot to BATS Global Markets and (2) the impact of the management committee’s annual incentive awards, which exclusion was necessary to avoid the circularity of including such payments as a component of the target used to determine the achievement of such measure (as adjusted, “Adjusted ROTE” and “Adjusted EPS,” respectively). For each of Messrs. Allison, Primmer and Tusar, our NEOs who lead business lines, the Compensation Committee determined to use Adjusted EBITDA and business unit net trading revenue achievement as the metrics for determining the Performance Portion of the executives’ 2015 annual incentive award.

The minimum, target and maximum payout range set by the Compensation Committee for the applicable metrics in comprising the Performance Portion for each of Messrs. Coleman, Parratt, Allison, Primmer and Tusar is shown below, with the payout for performance between levels determined using linear interpolation.

	Performance		Payout
	Adjusted ROTE	% of Target	% of Target
Maximum	15.5%	200%	200%
Target	7.74%	100%	100%
Minimum	0.0%	0%	0%

	Performance		Payout
	Adjusted EPS	% of Target	% of Target
Maximum	$1.82	200%	200%
Target	$0.91	100%	100%
Minimum	$0.00	0%	0%

	Performance		Payout
	Adjusted EBITDA (in millions)	% of Target	% of Target
Maximum	$560.6	200%	200%
Target	$280.3	100%	100%
Minimum	$0.00	0%	0%

For 2015, the Compensation Committee certified in the first quarter of 2016 that the Adjusted ROTE and Adjusted EPS metrics were earned at 72% and 73%, respectively, resulting in a payout of the Performance Portion equal to 73% of target. Additionally, the Compensation Committee certified in the first quarter of 2016 that Adjusted EBITDA was earned at 89% of target, which resulted in a payout for that component of the Performance Portion equal to 89% of target. Based on the net trading revenues for KCG Europe, which Mr. Allison oversees, the Quantitative and Systematic Trading business unit, which Mr. Primmer oversees and the U.S. Global Execution Services and Platforms business unit, which Mr. Tusar oversees, the Compensation Committee determined that the payouts for each of those components of the Performance Portion were earned at 76%, 70% and 86% of target, respectively.

Initiatives Portion.    The Initiatives Portion considered the named executive officers’ progress toward achieving specific objectives that reflect each officer’s individual role at KCG as discussed below. The individual initiatives for Mr. Coleman were established by the Compensation Committee, and the individual initiatives for Messrs. Parratt, Allison, Primmer and Tusar were established by the Compensation Committee in consultation with Mr. Coleman. In determining the level of achievement of the Initiatives Portion for each named executive officer other than the CEO, our CEO met with each officer in early 2016 to review actual performance versus the objectives set under the Initiatives Portion, and then made recommendations to the Compensation Committee based on his performance assessment, which the Compensation Committee considered in determining actual payout of the annual incentive awards. The Chairman of the Board of Directors and the Chair of the Compensation Committee reviewed the CEO’s self-performance assessment with respect to his Initiatives Portion objectives, and that assessment was considered by the Compensation Committee in determining the actual payout of Mr. Coleman’s annual incentive award. The individual metrics considered for the Initiatives Portion of the 2015 annual incentive awards included, among others, goals relating to financial and strategic objectives, franchise building, human capital development and recruiting, continued integration and risk management, and for each of Messrs. Coleman, Parratt, Allison, Primmer and Tusar, the Compensation Committee considered the following key items:

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Mr. Coleman:    The Compensation Committee assessed Mr. Coleman’s implementation of the Company’s capital management plan, including with respect to the completion of the Tender Offer in June 2015, as well as his oversight of certain client management initiatives, including the development of key firm to firm relationships, including those in furtherance of establishing the Company’s brand in the European market. Additionally, the Compensation Committee evaluated Mr. Coleman’s performance as related to advocacy and investor relations objectives, as demonstrated by his participation at industry conferences and his investor outreach efforts, with a specific focus on the European investor base. Finally, the Committee considered Mr. Coleman’s overall execution of the Company’s 2015 operating plan.

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Mr. Parratt:    The individual metrics for Mr. Parratt’s Initiatives Portion included quantitative goals tied to reduction of headcount and reduction of non-compensation expense for the Company’s finance function, as well as other qualitative measures such as Mr. Parratt’s development of talent management and capital management plans. The Compensation Committee did not consider Mr. Parratt’s achievement of the applicable metrics comprising his Initiatives Portion because the terms of Mr. Parratt’s employment agreement with the Company established the amount of his 2015 annual incentive award at $1,000,000. Instead, the Compensation Committee determined the amount of Mr. Parratt’s annual incentive award in accordance with the level of incentive compensation guaranteed for the 2015 performance year.

•

Mr. Allison:    The Compensation Committee assessed Mr. Allison’s efforts relating to certain cost management initiatives including the implementation of headcount reduction strategies and communication and data expense control for KCG Europe. Additionally, the Committee considered qualitative measures including Mr. Allison’s ongoing efforts to build the Company’s business in the European Union, implement client management tools, support the development of certain technology used by KCG Europe and to lead improved talent and development planning for KCG Europe.

•

Mr. Primmer:    The Compensation Committee evaluated the efforts of Mr. Primmer to increase net revenues for the Company’s Quantitative and Systematic Trading business unit, as well as his efforts relating to the implementation of headcount reduction strategies in the Quantitative and Systematic Trading business unit. Additionally, the Compensation Committee assessed Mr. Primmer’s performance relating to the optimization of workforce management, and also considered his contributions in furtherance of the exploration of various investment opportunities in support of the Company’s strategic plans.

•

Mr. Tusar:    The Compensation Committee assessed Mr. Tusar’s implementation of certain cost management initiatives including the implementation of headcount reduction strategies and the reduction of personnel and non-personnel costs for the Global Execution Services and Platforms unit. The Compensation Committee also evaluated Mr. Tusar’s efforts as related to certain qualitative initiatives including the development of a plan to better leverage current ETF capabilities and the execution of new business development strategies.

The level of achievement of the Performance Portion and Incentives Portion and the aggregate annual incentive award paid to Messrs. Coleman, Allison, Primmer and Tusar are set forth in the table below. Mr. Coleman’s annual incentive award was paid 80% in RSUs and 20% in cash and the annual incentive awards earned by Messrs. Parratt, Allison, Primmer and Tusar were each paid 60% in RSUs and 40% in cash.

Name	Achievement of Performance Portion	Achievement of Initiatives Portion	Earned Annual Incentive Award	Portion of Annual Incentive Award Delivered in RSUs (as %)	Portion of Annual Incentive Award Delivered in Cash (as %)
Daniel Coleman	73%	75%	$3,668,954	80%	20%
Steffen Parratt (1)	—	—	$1,000,000	60%	40%
Philip Allison	82%	85%	$3,331,376	60%	40%
Ryan Primmer	79%	80%	$2,588,613	60%	40%
Greg Tusar	88%	80%	$2,763,735	60%	40%

(1)

In connection with Mr. Parratt’s appointment as Chief Financial Officer, the Company agreed that Mr. Parratt’s annual incentive award for 2015 would be no less than target, or $1,000,000. Accordingly, the Compensation Committee determined the amount of Mr. Parratt’s 2015 annual incentive award based on this guarantee and did not otherwise consider the achievement of the applicable metrics comprising each of the Performance Portion and Initiative Portion that otherwise would have been evaluated in connection with establishing the amount of Mr. Parratt’s 2015 annual incentive award.

Mr. Galvin

Mr. Galvin’s annual incentive opportunity for 2015 was structured differently than that described above for Messrs. Coleman, Parratt, Allison, Primmer and Tusar. Consistent with the Company’s bonus program for non-executive officers, Mr. Galvin was eligible for a discretionary annual incentive award and did not have an annual incentive award target or pre-determined performance metrics because he returned to his prior role of Chief Accounting Officer in connection with Mr. Parratt’s appointment in early January 2016. Mr. Galvin’s award was determined based on his guarantee because the Company guaranteed that the total compensation paid to Mr. Galvin in respect of 2015 would be no less than the total compensation earned for 2013.

Mr. Sohos

In light of Mr. Sohos’s resignation in March 2015, he was not eligible to receive a 2015 annual incentive award.

Long-Term Equity Incentives

The Company believes that long-term equity incentive awards are a key element of the Company’s pay-for-performance compensation philosophy because they align the interests of our executives with those of our stockholders by subjecting a significant portion of compensation to market risk over a multiple-year period. The RSUs granted to our executives are inherently performance-based and help to motivate individuals to execute on the Company’s long-term business strategy and to achieve strategic, financial and operational objectives because the value of these equity awards is directly dependent on the price of our stock. Additionally, equity awards such as our RSUs are an important tool for deferring a substantial portion of compensation, which aids in retention and mitigates inappropriate short-term risk-taking.

In accordance with this component of the Company’s pay-for-performance philosophy, the Company continued to award a meaningful portion of the 2014 annual incentive award earned by its executive officers in the form of equity awards. As noted above, 80% of Mr. Coleman’s 2015 annual incentive award was granted in the form of RSUs, with Messrs. Parratt, Allison, Primmer and Tusar receiving RSUs in respect of 60% of each executive’s 2015 annual incentive award.

For non-executive officer employees, the Company decided to pay 2015 annual incentive awards partially in the form of equity if the employee earned an award of at least $250,000, with the equity portion of such award determined in accordance with a pre-established deferral scale. Mr. Galvin received 22% of his 2015 annual incentive award in the form of RSUs, which is consistent with the equity payout scale implemented by the Company for non-executive officers, because he was not an executive officer at the end of 2015.

In addition to being subject to market risk over a multi-year period, all RSUs granted to our named executive officers are subject to recapture and cancellation provisions under the terms of our Equity Incentive Plan, as well as forfeiture provisions under our Compensation Recoupment Policy. For more details on the stock options, SARs and RSUs held by our named executive officers, see “Outstanding Equity Awards at Fiscal Year-End 2015” below.

2015 Annual Incentive Compensation Determinations

In January 2016, based primarily on the factors discussed above, the Compensation Committee approved the following annual incentive awards for Messrs. Coleman, Parratt, Galvin, Allison, Primmer and Tusar for their performance in fiscal year 2015. As discussed above, Mr. Sohos was not eligible for a 2015 annual incentive award.

Name	Performance Year	Cash Award(1)	Value of RSU Awards(2)	Total(3)
Daniel Coleman	2015	$733,791	$2,935,164	$3,668,955
Steffen Parratt	2015	$400,000	$600,000	$1,000,000
Sean Galvin	2015	$578,437	$162,188	$740,625
Philip Allison	2015	$1,332,550	$1,998,825	$3,331,375
Ryan Primmer	2015	$1,035,445	$1,553,168	$2,588,613
Greg Tusar	2015	$1,105,494	$1,658,241	$2,763,735

(1)	Represents annual incentive awards paid under the Executive Incentive Plan.
(2)

Messrs. Coleman, Parratt, Galvin, Allison, Primmer and Tusar received 279,540, 57,143, 15,447, 190,365, 147,921 and 157,928 RSUs, respectively, in each case, calculated using $10.50, the average of the high and low price of a share of KCG Common Stock as quoted on the NYSE on February 2, 2016, the date preceding the date of grant (and rounding up to avoid fractionals).

(3)

Does not include base salaries paid, the one-time sign-on award of RSUs granted to Mr. Parratt in January 2015, or the special one-time awards granted to each of Messrs. Primmer and Tusar in February 2016 as further described in “One-Time Awards,” below.

One-Time Awards

The Company regularly makes off-cycle grants of RSUs in connection with promotions, new hires and for other purposes such as rewarding exemplary performance and for retaining key employees. In connection with his appointment as Chief Financial Officer, the Compensation Committee approved a one-time award of RSUs for Mr. Parratt with a grant date value of $500,000. These RSUs were granted to Mr. Parratt on January 6, 2015 and are scheduled to vest in equal installments on each of the first three anniversaries of grant, subject to Mr. Parratt’s continued employment with the Company.

Additionally, Messrs. Primmer and Tusar were granted special one-time awards of $500,000 and $250,000, respectively, in the form of RSUs. These RSUs were granted at the same time as the grant of the equity component of the executive’s 2015 annual incentive award and were approved by the Compensation Committee in recognition of the increased responsibilities and oversight delegated to each NEO during 2015, as well as to recognize the role of Messrs. Primmer and Tusar in the leadership of the Company. These RSUs are scheduled to vest in equal installments on each of the first three anniversaries of grant, subject to Messrs. Primmer’s and Tusar’s respective continued employment with the Company.

Compensation Program Highlights for 2016

The Compensation Committee routinely reviews and discusses the Company’s compensation programs to ensure that they support its business strategies and provide balanced incentives for achieving short-term and long-term business goals and objectives. As a result of its ongoing review of the executive compensation programs for 2015 and ongoing discussions with the Board, the Compensation Committee implemented the following changes for the 2016 performance year.

•

Performance Metric Alignment – Return on Equity.    Similar to the metrics used for the Performance Portion of the annual incentive award for Messrs. Coleman and Parratt, for purposes of 2016 annual incentive award determinations for each of Messrs. Allison, Primmer and Tusar, return on equity will replace the component of the Performance Portion previously tied to business unit measures. The Compensation Committee believes use of the return on equity metric as a key component of making 2016 annual incentive award determinations is appropriate as the Company works towards achieving a double-digit return on equity.

•

Increased Performance Portion Weighting.    For 2016, the Compensation Committee rebalanced the weighting of the Performance and Initiatives Portion of the 2016 annual incentive award for each of Messrs. Coleman and Parratt, so that as compared to 2015, a greater percentage of Messrs. Coleman and Parratt’s award determination for 2016 will be tied to Company financial performance goals including return on equity and EBITDA, and a lesser percentage will be based on the Initiatives Portion. We believe that the increased weighting of the Performance Portion for Messrs. Coleman and Parratt is consistent with our core compensation philosophy of paying for performance, and will continue to motivate our management team to execute on the Company’s financial and strategic objectives, which as a result, will deliver value to our stockholders.

OTHER COMPENSATION AND BENEFITS ELEMENTS

Retirement and Benefit Plans

KCG provides named executive officers with access to retirement and health and welfare programs, on the same terms and conditions as those made to salaried employees generally. Although the Company sponsors a voluntary deferred compensation plan, a legacy Knight arrangement, none of our NEOs currently participates in such plan, nor do any of our NEOs have balances outstanding under such plan.

Perquisites

Our named executive officers generally are offered perquisites on the same basis as our general employee population. See the “Summary Compensation Table” set forth below for more information.

TAX CONSIDERATIONS

Section 162(m) Tax Considerations

Generally, Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its chief executive officer and three other most highly compensated officers, other than the chief financial officer, each year. This limitation does not apply to “qualifying performance-based” compensation as defined in the Code. The Compensation Committee has and will continue to emphasize performance-based compensation for the named executive officers and will seek to minimize the impact of Section 162(m); however, the Compensation Committee may not necessarily limit executive compensation to the amount deductible under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not be deductible in order to ensure competitive levels of total compensation for the named executive officers or for other reasons.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, composed of independent directors, reviewed and discussed the above “Compensation Discussion and Analysis” with KCG’s management. Based on the review and its discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee

James T. Milde, Chairman

Rene Kern

John C. (Hans) Morris

COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

FOR FISCAL YEARS ENDED 2015, 2014 AND 2013

The following table sets forth information regarding compensation paid to our principal executive officer, our principal financial officer and the three most highly compensated executive officers (other than our principal executive officer and principal financial officer) for 2015, as well as one of our most highly compensated executive officers who was not serving as an executive officer at the end of 2015. In accordance with SEC rules, the following table includes summary compensation information for 2014 and 2013 if the executive officer was included in KCG’s Summary Compensation Table for either of those years. For Mr. Coleman, who was chief executive officer of GETCO prior to the Mergers, the 2013 disclosure pertains to his compensation subsequent to the Mergers.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total Compensation ($)
Current Officers
Daniel Coleman	2015	1,000,000	—	1,130,000	—	733,791	8,648	2,872,439
Chief Executive Officer	2014	1,000,000	—	2,800,000	—	282,500	8,648	4,091,148
	2013	500,000	—	2,271,750	6,914,240	700,000	—	10,385,990
Steffen Parratt (8) Chief Financial Officer	2015	494,551	—	500,000	—	400,000	8,594	1,403,145
Sean Galvin (9)	2015	284,375	—	154,850	—	578,437	8,648	1,026,310
Interim Chief Financial Officer (Chief Accounting Officer)	2014	307,323	160,000	497,750	—	401,315	8,648	1,375,036
Philip Allison (10) Chief Executive Officer, KCG Europe Limited	2015	535,115	738,000	1,108,073	—	1,332,550	22,989	3,736,727
	2014	154,108	—	7,860,000	—	—	6,494	8,020,602
Ryan Primmer Global Head of Quantitative and Systematic Trading	2015	500,000	—	768,000	—	1,035,445	8,600	2,312,045
	2014	500,000	—	1,250,000	—	512,000	8,600	2,270,600
	2013	232,877	—	3,600,007	—	1,250,000	—	5,082,884
Greg Tusar Head of Global Execution Services and Platforms	2015	500,000	—	768,000	—	1,105,494	8,600	2,382,094
	2014	500,000	—	0	—	512,000	8,600	1,020,600
	2013	183,712		2,496,975	202,547	2,816,288	—	5,699,523
Former Officer
George Sohos (11) Former Head of Client Market Making	2015	375,000	—	1,623,000	—	—	1,508,450	3,506,450
	2014	500,000	—	2,260,000	—	882,000	8,600	3,650,600
	2013	500,000	2,878,947	2,358,762	218,030	2,260,000	8,000	8,223,739

(1)

Mr. Parratt first became a named executive officer in 2015 and, in accordance with SEC rules, only his compensation information for 2015 is provided in the Summary Compensation Table. Messrs. Galvin and Allison first became named executive officers in 2014, and in accordance with SEC rules, only their compensation for 2015 and 2014 is provided in the Summary Compensation Table.

(2)

For Mr. Allison, represents amounts paid outside of the Company’s Executive Incentive Plan in respect of the cash component of his 2014 Compensation Payment, which required Mr. Allison to remain employed by the Company in good standing through January 31, 2015, as described in “Agreements with Our Named Executive Officers—Employment Agreement with Mr. Allison,” below.

(3)

Represents the aggregate grant date fair value of RSUs, computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(4)

For 2015, represents RSUs granted to all NEOs on February 4, 2015 in respect of 2014 performance (including, a special one-time award of $300,000 granted to Mr. Sohos in the form of RSUs); one-third of such RSUs vested on February 4, 2016 and the remainder will vest in equal installments on February 4, 2017 and February 4, 2018. For Mr. Allison, includes 90,529 RSUs granted as the equity component of his 2014 Compensation Payment as described in “Agreements with Our Named Executive Officers—Employment Agreement with Mr. Allison,” below. For Mr. Parratt, includes a one-time sign-on award of 42,053 RSUs granted on January 6, 2015; one-third of such RSUs vested on January 6, 2016 and the remainder will vest in equal installments on January 6, 2017 and January 6, 2018, subject to Mr. Parratt’s continued employment with KCG.

(5)

Represents the aggregate grant date fair value of options for named executive officers other than Mr. Coleman. For Mr. Coleman, represents options with a grant date fair value of $5,348,370 and SARs with a grant date fair value equal to $1,565,870. Such values are computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Options and SARs generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change in control.

(6)

Represents cash earned for fiscal years 2015, 2014 and 2013, as applicable, by the named executive officers under the Company’s Executive Incentive Plan. The amounts earned in each of fiscal 2015, 2014 and 2013, as applicable, were paid in the January immediately preceding the fiscal year to which such amount relates.

(7)	The chart and narrative below describe the amounts for 2015 contained in the “All Other Compensation” column above.

Name	Contributions to Defined Contribution Plans(a)	Insurance Premium Contributions(b)	Other(c)
Current Officers
Daniel Coleman	$8,000	$648	—
Steffen Parratt	$8,000	$594	—
Sean Galvin	$8,000	$648	—
Philip Allison	$22,989	$10,756	—
Ryan Primmer	$8,000	$600	—
Greg Tusar	$8,000	$600	—
Former Officer
George Sohos	$8,000	$450	$1,500,000

(a)

For all NEOs other than Mr. Allison, consists of matching contributions under our 401(k) Plan. For Mr. Allison, includes a Company contribution of £15,000 ($22,989) with respect to Mr. Allison’s participation in the KCG Europe Group Personal Pension Plan. This amount of British pounds sterling was converted to U.S. dollars using the daily spot rate of $1.5326 to £1 on January 4, 2015, the date upon which the Company made its contribution to the KCG Europe Group Personal Pension Plan on behalf of Mr. Allison.

(b)

For all NEOs other than Mr. Allison, consists of Company contributions in respect of basic life and long- term disability insurance premiums. For Mr. Allison, includes Company contributions of £7,076 ($10,756, using the conversion ratio set forth in (a) above) in respect of private health care, dental, group life and critical illness insurance premiums.

(c)	For Mr. Sohos, includes non-compete/non-solicitation payments as described below in “Agreements with our Named Executive Officers–Separation Agreement with Mr. Sohos.”
(8)	Mr. Parratt was appointed Chief Financial Officer effective January 6, 2015.
(9)

Mr. Galvin was appointed Interim Chief Financial Officer effective September 12, 2014 and served in that role until Mr. Parratt’s appointment, at which time Mr. Galvin returned to his prior role of Chief Accounting Officer.

(10)	Mr. Allison’s base salary was £350,000 for 2015 and converted to U.S. dollars using the average of daily spot rates of $1.5289 to £1 over the period of January 1, 2015 through December 31, 2015.
(11)

Mr. Sohos resigned from employment with the Company, effective as of March 2, 2015. The payments and benefits due to Mr. Sohos in connection with his resignation are described below in “Agreements with our Named Executive Officers–Separation Agreement with Mr. Sohos” and quantified in the 2015 Table of Potential Payments Upon Termination and Change in Control.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR ENDED DECEMBER 31, 2015

The following table provides information on non-equity incentive compensation and equity-based compensation granted to each named executive officer during 2015. All equity awards were made under the Equity Incentive Plan.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)		Maximum ($)
Current Officers
Daniel Coleman	Cash	1/1/2015	—	1,000,000		—	—	—	—	—
	RSUs (3)	2/4/2015	—	—		—	92,321	—	—	1,130,000
Steffen Parratt	Cash	1/6/2015	—	400,000		—	—	—	—	—
	RSUs (4)	1/6/2015	—	—		—	42,053	—	—	500,000
Sean Galvin	RSUs (3)	2/4/2015	—	—		—	12,652	—	—	154,850
Philip Allison	Cash	1/1/2015	—	1,600,000		—	—	—	—	—
	RSUs (5)	2/4/2015	—	—		—	90,529	—	—	1,108,073
Ryan Primmer	Cash	1/1/2015	—	1,300,000		—	—	—	—	—
	RSUs (3)	2/4/2015	—	—		—	62,746	—	—	768,000
Greg Tusar	Cash	1/1/2015	—	1,300,000		—	—	—	—	—
	RSUs (3)	2/4/2015	—	—		—	62,746	—	—	768,000

Former Officer
George Sohos	Cash	1/1/2015	—	—	(6)	—	—	—	—	—
	RSUs (3)	2/4/2015	—	—		—	132,559	—	—	1,623,000	(7)

(1)

Represents the cash component of target incentive awards under the Company’s Executive Incentive Plan for 2015. Actual awards earned in 2015 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.
(3)

The RSUs granted on February 4, 2015 under the Equity Incentive Plan were awarded with respect to Messrs. Coleman, Galvin, Primmer, Tusar and Sohos’s performance during 2014. One-third of such RSU awards vested on February 4, 2016 and the remainder will vest in equal installments on February 4, 2017 and February 4, 2018.

(4)

These RSUs were granted to Mr. Parratt in connection with his appointment as Chief Financial Officer. One-third of such RSU awards vested on January 6, 2016 and subject to Mr. Parratt’s continued employment with KCG, the remainder will vest in equal installments on each of January 6, 2017 and January 6, 2018.

(5)

These RSUs were granted to Mr. Allison as the equity component of his 2014 Compensation Payment as described in “Agreements with Our Named Executive Officers—Employment Agreement with Mr. Allison,” below. One-third of such RSUs vested on February 4, 2016 and the remainder will vest in equal installments on February 4, 2017 and February 4, 2018.

(6)

The Compensation Committee did not establish a cash target incentive award for Mr. Sohos because he tendered his resignation of employment prior to the time the Compensation Committee established such targets for the 2015 performance year.

(7)	Includes a special one-time award of $300,000 granted in the form of RSUs at the same time as the grant of the equity component of the 2014 annual incentive award, as described in (3) above.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

Agreements with Mr. Coleman

In connection with the closing of the Mergers, Mr. Coleman and KCG entered into an employment agreement, which provides for Mr. Coleman’s employment as CEO of KCG for a term of three years from the closing of the Mergers. During the term, the Board of Directors will continue to nominate Mr. Coleman to serve as a member of the KCG Board of Directors unless prohibited by applicable law.

The employment agreement with Mr. Coleman provides for, among other things, an initial annual base salary of $1,000,000 and an annual incentive to be paid 80% in RSUs and 20% in cash, with a target of $5,000,000. Pursuant to the terms of his employment agreement, on July 5, 2013 Mr. Coleman was granted 1,700,000 stock options with an exercise price of $11.65 (the “Initial Stock Options”) and 1,700,000 performance SARs with an exercise price of $22.50 (the “Initial Performance SARs”). The Initial Stock Options and Initial Performance SARs each have five-year terms and vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to Mr. Coleman’s continued employment.

Mr. Coleman will be subject to a covenant not to compete with KCG or its affiliates during his employment and for a period of 12 months following his termination for any reason and to a covenant not to solicit employees during his employment and for a period of 36 months following his termination for any reason. If Mr. Coleman breaches the non-competition or non-solicitation covenants, he must forfeit all unexercised Initial Stock Options and unexercised Initial Performance SARs (whether vested or unvested) and repay to KCG any gains that he received after the end of his employment both from the exercise of such awards and from the vesting of any annual incentive paid in the form of equity. Following a change in control (as defined in the agreement), each of the non-competition period and non-solicitation period will be reduced to six months following his termination for any reason. Mr. Coleman’s obligation to comply with the non-competition and non-solicitation covenants survives the end of the term of the employment agreement.

If Mr. Coleman’s employment is terminated during the term of the employment agreement by KCG without cause or by Mr. Coleman for good reason (each as defined in the agreement), subject to his execution of a release, Mr. Coleman will be entitled to receive: (i) subject to compliance with non-competition and non-solicitation covenants described above, (a) continued vesting of his Initial Stock Options and Initial Performance SARs, (b) continued vesting of any annual incentive paid in the form of equity and (c) non-compete/non-solicit payments equal, in the aggregate, to $2,000,000, paid in equal monthly installments over the course of his non-competition period described above; (ii) any earned but unpaid annual incentive for the fiscal year ending immediately before termination, paid 100% in cash; (iii) an annual incentive for the fiscal year in which the termination occurs, paid 100% in cash and prorated for the number of days elapsed during the year; and (iv) payment of COBRA health insurance premiums for up to 12 months following termination. If Mr. Coleman’s employment is terminated after the term of the employment agreement by KCG without cause or by Mr. Coleman for good reason, Mr. Coleman will be entitled to receive, subject to the same terms outlined above, continued vesting of his Initial Stock Options, his Initial Performance SARs and any annual incentive paid in the form of equity and the non-compete/non-solicit payments.

On April 17, 2014, KCG and Redmont Holdings LLC entered into an amended Aircraft Timesharing Agreement under which Mr. Coleman will lease and operate his personal aircraft on behalf of KCG on a nonexclusive basis. KCG has agreed to reimburse Mr. Coleman at the rate of $5,000 per flight hour for use of his aircraft by employees of KCG, provided that such amount does not exceed the maximum amount permitted to be charged under Section 91.501(d) of the Federal Aviation Regulations, in which event the charge will be less. The amount charged in any single year may not exceed $125,000 without the general approval of the Board. During 2015, KCG reimbursed Mr. Coleman in the amount of $19,750 for use of his personal aircraft by other employees of KCG. The Aircraft Timesharing Agreement has an initial term of one year and will continue for additional periods of one year unless terminated by either party on 30 days’ written notice.

Employment Agreements with Messrs. Parratt, Allison, Primmer and Tusar

Mr. Parratt

In connection with his January 2015 appointment as Chief Financial Officer, the Compensation Committee approved, and authorized the Company to enter into, an employment agreement with Mr. Parratt. Mr. Parratt’s employment agreement has an initial term of three years and thereafter renews automatically for successive one-year extension terms unless either party gives notice of nonrenewal at least 90 days before the end of the applicable term. Mr. Parrat’s employment agreement provides for, among other things: (i) an initial annual base salary of $500,000, (ii) an annual incentive award, (iii) a sign-on award of $500,000 granted in the form of RSUs that vest in three equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Parratt’s continued employment and (iv) a 2015 annual incentive award no less than 200% of the amount of Mr. Parratt’s base salary.

Mr. Parratt is subject to a covenant not to compete with KCG or its affiliates during his employment and for a period of six months thereafter and to a covenant not to solicit KCG’s employees during his employment and for a period of 18 months following his termination of employment for any reason. If Mr. Parratt is terminated by KCG without cause or by reason of his resignation for good reason (each as defined in the employment agreements), subject to the execution of a release, Mr. Parratt will be entitled to receive: (i) subject to compliance with non-competition and non-solicitation covenants described above, (a) continued vesting of his sign-on award of RSUs, (b) continued vesting of any annual incentive paid in the form of equity and (c) non-compete/non-solicit payments equal, in the aggregate, to $500,000, paid in equal monthly installments over the course of his non-competition period described above; (ii) any earned but unpaid annual incentive for the fiscal year ending immediately before termination, paid 100% in cash; (iii) an annual incentive for the fiscal year in which the termination occurs, paid 100% in cash and prorated for the number of days elapsed during the year; and (iv) payment of COBRA health insurance premiums for up to 12 months following termination.

Mr. Allison

In connection with his appointment as Chief Executive Officer of KCG Europe Mr. Allison and KCG Europe entered into an employment agreement, pursuant to which Mr. Allison commenced employment with KCG Europe effective September 22, 2014. The employment agreement does not have a set term, but stipulates that Mr. Allison’s employment with KCG Europe will continue as per the terms of the employment agreement until either party gives written notice of termination at least six months prior to the effective date of such termination. However, KCG Europe may, at its discretion, terminate Mr. Allison’s employment with immediate effect and pay Mr. Allison’s base salary over the six-month period in lieu of giving advance notice of such termination. Additionally, KCG Europe may terminate Mr. Allison’s employment without notice and without any payment in lieu of notice if Mr. Allison is guilty of gross misconduct.

Mr. Allison’s employment agreement provides for, among other things: (i) an initial annual base salary of £350,000; (ii) subject to Mr. Allison’s employment in good standing through January 31, 2015, a payment equal to $2,000,000 less the amount of base salary received in 2014, paid 60% in the form of KCG equity and 40% in cash (the “2014 Compensation Payment”); and (iii) the one-time award of 750,000 Replacement RSUs, which was granted to Mr. Allison after he provided KCG with satisfactory documentation showing that he forfeited equity awards granted by his previous employer in connection with his resignation of employment with such prior employer to join KCG. One-third of the Replacement RSUs vested on each of July 1, 2015 and September 22, 2015, with the remaining Replacement RSUs scheduled to vest on September 22, 2016, subject to Mr. Allison’s continued employment with KCG Europe.

During the term of his employment and for 12 months thereafter, Mr. Allison is subject to a covenant not to compete with KCG Europe and a covenant not to solicit customers, potential customers and key employees of KCG Europe, provided, however, that the length of Mr. Allison’s required compliance with these non-competition and non-solicitation covenants will be reduced by any period of “garden leave” he is required by KCG Europe to serve in connection with a termination of employment.

Messrs. Primmer and Tusar

In January 2014, the Company entered into amended and restated employment agreements with each of Mr. Primmer and Mr. Tusar. The employment agreements have an initial term of three years and thereafter renew automatically for successive one-year extension terms unless either party gives notice of nonrenewal at least 90 days before the end of the applicable term. The employment agreements provide for, among other things: (i) an initial annual base salary of $500,000, (ii) an annual incentive award and (iii) for Mr. Primmer, a sign-on award of $3,600,000 granted in the form of RSUs that vest in three equal installments on the first three anniversaries of Mr. Primmer’s start date (Mr. Primmer’s “Performance Award”).

Each of Messrs. Primmer and Tusar is subject to a covenant not to compete with KCG or its affiliates during his employment and for a period of six months thereafter and to a covenant not to solicit KCG’s employees during his employment and for a period of 18 months following his termination of employment for any reason. If Mr. Primmer is terminated by KCG without cause or by reason of his resignation for good reason (each as defined in the employment agreements), subject to the execution of a release and to his compliance with non-competition and non-solicitation covenants described above, he will be entitled to receive: (i) full vesting of his Performance Awards, (ii) continued vesting of any annual incentive paid in the form of equity and (iii) non-compete/non-solicit payments equal, in the aggregate, to $1,000,000. If Mr. Tusar is terminated by KCG without cause or by reason of his resignation for good reason (each as defined in the employment agreements), subject to the execution of a release and to his compliance with non-competition and non-solicitation covenants described above, he will be entitled to receive: (i) full vesting of all outstanding equity awards and (ii) non-compete/non-solicit payments equal, in the aggregate, to the sum of (a) $500,000 and (b) 75% of the cash portion of the annual incentive award paid in respect of the fiscal year preceding the fiscal year in which Mr. Tusar’s termination of employment occurs. Additionally, upon a termination by KCG without cause or by reason of resignation for good reason, the employment agreements with Messrs. Primmer and Tusar entitle each to: (iii) any earned but unpaid annual incentive for the fiscal year ending immediately before termination, paid 100% in cash; (iv) an annual incentive for the fiscal year in which the termination occurs, paid 100% in cash and prorated for the number of days elapsed during the year; and (v) payment of COBRA health insurance premiums for up to 12 months following termination

Letter Regarding Mr. Galvin’s Appointment as Interim Chief Financial Officer

Mr. Galvin does not have an employment agreement with KCG; however, in connection with Mr. Galvin’s appointment as Interim Chief Financial Officer, KCG established Mr. Galvin’s base cash salary for the period he served as Interim Chief Financial Officer at a rate of $500,000 per year and guaranteed that Mr. Galvin’s total compensation (base salary and annual incentive) for 2014 would be no less than the total compensation earned for 2013. Additionally, Mr. Galvin was granted a one-time award of 25,000 RSUs that vest ratably on each of the three anniversaries of grant, subject to his continued employment. Mr. Galvin’s base cash salary following his service as Interim Chief Financial Officer was established at a rate of $275,000, and the Company guaranteed that the total compensation paid to Mr.  Galvin in respect of 2015 would be no less than the total compensation earned for 2013.

Separation Agreement with Mr. Sohos

On March 30, 2015, KCG entered into a separation agreement (the “Separation Agreement”) outlining the payments and benefits due to Mr. Sohos in connection with his resignation, which was effective as of March 2, 2015. As was required by the Separation Agreement, during the period that commenced on March 2, 2015 and ended on September 30, 2015 (the “Garden Leave Period”), Mr. Sohos generally kept the Company informed of his whereabouts so that he could be contacted if needed to perform such duties reasonably requested by the Company. During the Garden Leave Period, during which Mr. Sohos complied with applicable non-competition covenants, Mr. Sohos continued to receive base salary payments at the rate in effect prior to his resignation and also remained eligible to participate in the Company’s benefit program on such terms as in effect prior to his resignation. Consistent with the terms of Mr. Sohos’s prior employment agreement with KCG and in connection with Mr. Sohos’s compliance with applicable restrictive covenants during the Garden Leave Period, the Separation Agreement provided for, among other things, (1) continued vesting in the RSUs and stock options held by Mr. Sohos at the time of his resignation as if his employment with the Company had continued through the Garden Leave Period and (2) non-compete/non-solicit payments in respect of a seven-month non-competition and 18-month non-solicitation covenants. See “Potential Payments on Termination or Change in Control” below for additional information regarding the payments and benefits made to Mr. Sohos in connection with his departure.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2015

The following table shows the number of shares of KCG Common Stock covered by options, RSUs and SARs held by the Company’s named executive officers at December 31, 2015.

	Option Awards							Stock Awards
	Year of Option Grant	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Name		Exercisable		Unexercisable
Current Officers
Daniel Coleman	2013	1,133,334		566,666	(2)	11.65	7/5/2018	—		—
	2013	1,133,334		566,666	(3)	22.50	7/5/2018	—		—
	—	—		—		—	—	65,000	(4)	800,150
	—	—		—		—	—	168,472	(5)	2,073,890
	—	—		—		—	—	92,321	(6)	1,136,472
Steffen Parratt	—	—		—		—	—	42,053	(7)	517,672
Sean Galvin	2010	1,369	(8)	—		47.52	1/31/2020
	—	—		—		—	—	6,952	(9)	85,579
	—	—		—		—	—	10,333	(4)	127,199
	—	—		—		—	—	13,929	(5)	171,466
	—	—		—		—	—	16,666	(10)	205,158
	—	—		—		—	—	12,652	(6)	155,746
Philip Allison	—	—		—		—	—	250,000	(11)	3,077,500
	—	—		—		—	—	90,529	(6)	1,114,412
Ryan Primmer	—	—		—		—	—	145,631	(12)	1,792,718
	—	—		—		—	—	75,210	(5)	925,835
	—	—		—		—	—	62,746	(6)	772,403
Greg Tusar	2013	60,607		30,303	(13)	8.25	8/20/2018
	—	—		—		—	—	101,010	(14)	1,243,433
	—	—		—		—	—	62,746	(6)	772,403
Former Officer
George Sohos	—	—		—		—	—	135,981	(5)	1,673,926
	—	—		—		—	—	132,599	(6)	1,632,294

(1)	Market value amounts reflect a closing price per share of the Company’s Common Stock on December 31, 2015 of $12.31 as quoted on the NYSE.
(2)	Options will vest on July 5, 2016.
(3)	SARs will vest on July 5, 2016.
(4)	RSUs will vest on July 5, 2016.
(5)	RSUs vested one-half on February 5, 2016 and the remaining one-half will vest on February 5, 2017.
(6)	RSUs vested one-third on February 4, 2016, and will vest one-third on each of February 4, 2017 and February 4, 2018.
(7)

RSUs vested one-third on January 6, 2016, and will vest one-third on each of January 6, 2017 and January 6, 2018. See “Agreements with Our Named Executive Officers—Employment Agreement with Mr. Parratt” above.

(8)	Mr. Galvin’s 1,369 options became fully vested on August 28, 2012.

(9)	RSUs vested on January 31, 2016.
(10)	RSUs will vest in equal portions on each of November 4, 2016 and November 4, 2017 subject to continued employment with KCG through the applicable vesting date.
(11)	RSUs will vest on September 22, 2016. See “Agreements with Our Named Executive Officers—Employment Agreement with Mr. Allison” above for a description of additional terms of these “Replacement RSUs.”
(12)	RSUs will vest on July 15, 2016.
(13)	Option will vest on August 20, 2016.
(14)	RSUs will vest on August 20, 2016.

OPTION EXERCISES AND STOCK VESTED

FOR FISCAL YEAR ENDED DECEMBER 31, 2015

The following table shows the number of shares of KCG Common Stock acquired during 2015 by the named executive officers upon the exercise of options or through the vesting of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Current Officers
Daniel Coleman (1)	—	—	149,236	$1,860,530
Steffen Parratt	—	—	—	—
Sean Galvin (2)	—	—	32,584	$408,474
Philip Allison (3)	—	—	500,000	$5,838,250
Ryan Primmer (4)	—	—	183,237	$2,217,397
Greg Tusar (5)	—	—	101,010	$1,092,423
Former Officer
George Sohos (6)	65,319	$234,822	143,405	$1,770,299

(1)

Reflects (1) 84,236 shares acquired on February 5, 2015, with a fair market value per share of $12.474 on the vesting date and (2) 65,000 shares acquired on July 5, 2015, with a fair market value per share of $12.458 on the vesting date.

(2)

Reflects (1) 6,952 shares acquired on January 31, 2015, with a fair market value per share of $12.17 on the vesting date; (2) 9,965 shares acquired on February 5, 2015, with a fair market value per share of $12.474 on the vesting date; (3) 10,333 shares acquired on July 5, 2015, with a fair market value per share of $12.458 on the vesting date; and (4) 8,334 shares acquired on November 4, 2015, with a fair market value per share of $12.99 on the vesting date.

(3)

Reflects (1) 250,000 shares acquired on July 1, 2015, with a fair market value per share of $12.418 on the vesting date and (2) 250,000 shares acquired on September 22, 2015 with a fair market value per share of $10.935 on the vesting date.

(4)

Reflects (1) 36,606 shares acquired on February 5, 2015, with a fair market value per share of $12.474 on the vesting date and (2) 145,631 shares acquired on August 20, 2015, with a fair market value per share of $12.005 on the vesting date.

(5)	Reflects 101,010 shares acquired on August 20, 2015, with a fair market value per share of $10.815 on the vesting date.
(6)

Mr. Sohos exercised 32,659 options on September 16, 2015 and 32,660 options on April 16, 2015. The value realized is calculated using the difference between the fair market value per share of KCG Common Stock on the exercise date ($11.33 on September 16, 2015 and $12.345 on April 16, 2015) and the option exercise price of $8.34. Also reflects (1) 57,636 shares acquired on January 31, 2015, with a fair market value per share of $12.17 on the vesting date; (2) 67,991 shares acquired on February 5, 2015 with a fair market value per share of $12.474 on the vesting date; and (3) 17,778 shares acquired on July 1, 2015 with a fair market value per share of $12.417 on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and quantifies the compensation and benefits to which each NEO would have been entitled under existing plans, arrangements and agreements upon experiencing a termination of employment on December  31, 2015.

Payments and Benefits Upon a Termination or Change in Control

Agreements with Our Named Executive Officers

As discussed above, the agreements with our named executive officers provide certain payments and benefits on terminations of employment, including, in some cases, continued vesting of equity awards. The agreements do not provide any “single-trigger” payments or benefits on a change in control.

Under the terms of his Separation Agreement with the Company, Mr. Sohos received certain payments and benefits upon his termination of employment, the delivery of which were contingent on his execution of a general release of claims. The actual payments and benefits to which Mr. Sohos became entitled under the terms of his Separation Agreement are described and quantified in the following narrative, and, consistent with the SEC’s proxy disclosure rules, amounts payable to Mr. Sohos upon other potential triggering events are not reflected in the table below because his employment with the Company terminated prior to December 31, 2015. Pursuant to the Separation Agreement, during the Garden Leave Period, Mr. Sohos received (1) seven months of base salary payments equal to $291,667 in the aggregate, (2) non-compete/non-solicit payments equal to $1,500,000, in the aggregate and (3) vesting in 17,778 RSUs and 32,659 options with an exercise price of $8.24 on July 1, 2015 (valued at $220,803 and $136,512, respectively, based on the closing price of KCG Common Stock on the NYSE on July 1, 2015 vesting date ($12.42)). Additionally upon conclusion of the Garden Leave Period, consistent with the terms of his prior employment agreement, Mr. Sohos continued to vest in the following RSUs that, as of such time remained unvested: 135,981 RSUs granted in January 2014 in respect of the 2013 annual incentive award, 108,089 RSUs granted in February 2015 in respect of the 2014 annual incentive award and 24,510 RSUs granted in February 2015 as part of a special one-time award. Mr. Sohos forfeited the remainder of his unvested equity awards upon conclusion of the Garden Leave Period.

Effect of Termination Events or Change in Control on Unvested Equity Awards

Equity awards held by our named executive officers as of December 31, 2015 are subject to the terms of the Equity Incentive Plan and are each governed by an award agreement evidencing such award. The award agreements set forth the terms and conditions of the respective award and, among other things, outline the effect of various termination events on the vesting and delivery of unvested equity awards. The award agreements evidencing the named executive officers’ outstanding equity awards as of December 31, 2015, provide for “double-trigger” vesting upon a change in control (as defined in the Equity Incentive Plan), and this treatment is consistent with the change in control provision applicable to all awards granted to participants under our Equity Incentive Plan in 2013, 2014, 2015 and to-date in 2016. In the event the employment of an Equity Incentive Plan participant (including our NEOs) is terminated without “cause” or, if applicable, resigns with “good reason” (as each such term is defined below) within 12 months following a change in control (a “Qualifying Change in Control Termination”), the award vests in full.

Additionally, certain equity awards granted to members of our management team continue to vest in accordance with the applicable vesting schedule after terminations of employment other than for cause. For example, pursuant to the terms of the employment agreements with each of Messrs. Coleman, Parratt and Primmer, upon a termination by the Company without cause or a termination by the executive for good reason, the equity awards granted to such NEOs in July 2013 in connection with closing of the Mergers (or, for Mr. Parratt, the RSUs granted in January 2015 in connection with his commencement of employment with the Company), continue to vest as if such executive’s employment had continued, subject to compliance with non-competition and non-solicitation covenants as described above under “Agreements with our Named Executive Officers.” Similarly, in the event each of Messrs. Coleman, Parratt, Primmer and Tusar terminate employment with the Company other than for good reason, RSUs granted to each such executive as a component of his annual incentive compensation (for example, RSUs granted to NEOs in February 2014 (for the 2013 performance year), February 2015 (for the 2014 performance year) and February 2016 (for the 2015 performance year)) will continue to vest as if such executive’s employment had continued, subject to compliance with non-competition and non-solicitation covenants as described above under “Agreements with our Named Executive Officers.” We refer to this as treatment as the “Continued Vesting Provision,” and in connection with the Equity Incentive Plan amendments approved by stockholders at our 2015 Annual Meeting, RSUs granted as a component of annual incentive compensation to all of our employees (including Mr. Allison and Mr. Galvin) have this Continued Vesting Provision.

Applicable Definitions: Cause and Good Reason

For the purposes of describing certain termination scenarios, “cause” and “good reason” have the following definitions:

“Cause” is generally defined in the employment agreements with Messrs. Coleman, Parratt, Primmer and Tusar to mean a finding by the Board of any of the following: (A) continued and willful failure to perform substantially the executive’s responsibilities, after demand for substantial performance has been given by the Board, (B) illegal conduct, gross misconduct or gross neglect that caused material financial or reputational harm to the Company, (C) conviction of, or plea of guilty or nolo contendere to, a felony, (D) a material breach of restrictive covenants in the executive’s employment agreement after notice of, and a reasonable opportunity to cure the breach, (E) expulsion, or subjection to an order permanently or temporarily (more than 90 days) enjoining the executive, from the securities, investment management or investment banking business or the executive’s disqualification or bar from acting in the capacity contemplated by the executive’s employment agreement by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any national securities exchange or any self-regulatory agency or governmental authority, in each case after all appeals have been exhausted or the executive has admitted to such finding by consent, unless such expulsion, permanent injunction, disqualification or bar was due to the executive’s engagement in conduct with the recorded authorization of the Board or in good faith, reasonable reliance on the advice of the Company’s counsel, (F) habitual abuse of narcotics or alcohol, (G) fraud or material dishonesty in connection with the Company’s business, or (H) willful misappropriation of the Company’s funds or property.

The Equity Incentive Plan provides that “Cause” has the meaning set forth in an employment agreement or, in the case of Messrs. Galvin and Allison, to mean (A) a felony conviction, (B) the commission of an act of fraud or embezzlement against the Company, (C) willful misconduct or gross negligence materially detrimental to the Company, (D) wrongful dissemination or use of confidential or proprietary information, or (E) the intentional and habitual neglect of duties to the Company.

“Good Reason” is generally defined in the employment agreements with Messrs. Coleman, Parratt, Primmer and Tusar to mean, without the executive’s written consent, a material breach by the Company of the executive’s employment agreement or of any other material financial obligation to the executive. For Messrs. Parratt, Primmer and Tusar, “good reason” also includes a material diminution in duties, authority or responsibilities, for Messrs. Primmer and Tusar, “good reason” includes no longer reporting to Mr. Coleman (or his successor) and the transfer of the executive’s primary work site by more than 50 miles and for Mr. Primmer, “good reason” includes no longer being a member of the Company’s management committee. In order for a termination to constitute a termination for Good Reason, the executive must provide written notice to the Company of the existence of any event or condition that constitutes Good Reason within 90 days of its existence. Upon receipt of such notice, the Company must be given 30 days to remedy such event or condition and the executive must terminate employment within 60 days following the last day of the Company’s cure period.

2015 Table of Potential Payments Upon Termination and Change in Control

The following table sets forth the details, on an executive-by-executive basis, of the estimated payments and benefits that would be provided to each named executive officer in the event that the executive’s employment with KCG is (i) terminated by the Company without cause, (ii) terminated by the executive with good reason, (iii) terminated by the executive without good reason, (iv) terminated by reason of the executive’s death or disability or (v) terminated by reason of a Qualifying Change in Control Termination, in each case, pursuant to the terms of the employment and other agreements described above (including the Equity Incentive Plan).

The amounts included in the tables are based on the following assumptions:

•	The termination event listed in the table is assumed to be effective as of December 31, 2015.

•	The value of the KCG Common Stock of $12.31 per share is based on the closing price of the KCG Common Stock on the NYSE on December 31, 2015, the last trading day in 2015.

•

The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any previously earned and vested amounts that have accrued to the benefit of the named executive officer.

•	The Company complied with applicable notice requirements and therefore does not owe any amounts in lieu of notice in connection with a termination of employment.

We note that none of the named executive officers will receive payments or benefits upon termination by the Company for cause other than any previously earned and vested amounts that have accrued to the benefit of the named executive officer, and none is entitled to any enhanced or additional payments on account of a change in control without a related termination event. Accordingly, we have not included columns reflecting payments and benefits due to our named executive officers upon a termination for cause or by reason of a change in control without a related qualifying termination.

The actual amounts that would be payable in the circumstances provided below can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable.

Named Executive Officer	Termination by Company without Cause ($)	Resignation with Good Reason ($)	Resignation without Good Reason ($)	Death or Disability ($)	Qualifying Change in Control Termination ($)
Current Officers
Daniel Coleman
Cash Compensation (1)	$5,668,954	$5,668,954	$2,000,000	$3,668,954	$5,668,954
Health and Welfare Benefits (2)	$26,976	$26,976	—	—	$26,976
Equity Vesting (3)	$800,150	$800,150	—	$4,384,512	$4,384,512
Total (4)	$6,496,080	$6,496,080	$2,000,000	$8,053,466	$10,080,442
Steffen Parratt
Cash Compensation (1)	$1,250,000	$1,250,000	$250,000	$1,000,000	$1,250,000
Health and Welfare Benefits (2)	$19,200	$19,200	—	—	$19,200
Equity Vesting (3)	—	—	—	$517,672	$517,672
Total (4)	$1,269,200	$1,269,200	$250,000	$1,517,672	$1,786,872
Sean Galvin
Cash Compensation (1)	—	—	—	—	—
Health and Welfare Benefits (2)	—	—	—	—	—
Equity Vesting (3)	$745,148	—	—	$745,148	$745,148
Total (4)	$745,148	—	—	$745,148	$745,148
Philip Allison
Cash Compensation (1)	—	—	—	—	—
Health and Welfare Benefits (2)	—	—	—	—	—
Equity Vesting (3)	$4,191,912	—	—	$4,191,912	$4,191,912
Total (4)	$4,191,912	—	—	$4,191,912	$4,191,912
Ryan Primmer
Cash Compensation (1)	$3,088,613	$3,088,613	$500,000	$2,588,613	$3,088,613
Health and Welfare Benefits (2)	$26,976	$26,976	—	—	$26,976
Equity Vesting (3)	$1,792,718	$1,792,718	—	$3,490,956	$3,490,956
Total (4)	$4,908,307	$4,908,307	$500,000	$6,079,569	$6,606,545
Greg Tusar
Cash Compensation (1)	$3,397,735	$3,397,735	$634,000	$2,763,735	$3,397,735
Health and Welfare Benefits (2)	$26,976	$26,976	—	—	$26,976
Equity Vesting (3)	$2,138,866	$2,138,866	—	$2,138,866	$2,138,866
Total (4)	$5,563,577	$5,563,577	$634,000	$4,902,601	$5,563,577

(1)

Upon a termination without cause, a resignation with good reason or a qualifying change in control termination, for each of Messrs. Coleman, Parratt, Primmer and Tusar, represents (A) payment of the 2015 annual incentive award entirely in cash based on actual performance ($3,668,954 for Mr. Coleman, $1,000,000 for Mr. Parratt, $2,588,613 for Mr. Primmer and $2,763,735 for Mr. Tusar) and (B) payment in consideration for each NEO’s compliance with applicable non-competition and non-solicitation covenants (the “Non-Compete/Non-Solicit Payments,” the amounts of which are $2,000,000 for Mr. Coleman, $250,000 for Mr. Parratt, $500,000 for Mr. Primmer and $634,000 for Mr. Tusar).

Upon a termination without cause or a qualifying change in control termination, Mr. Galvin may be eligible to receive discretionary cash severance payments under the KCG Severance Plan and Mr. Allison may be eligible to receive statutory redundancy payments required under applicable U.K. law.

Upon resignation without good reason, for each of Messrs. Coleman, Parratt, Primmer and Tusar, represents the payment of the Non-Compete/Non-Solicit Payment, assuming the Company chooses to enforce the related non-competition and non-solicitation covenants.

Upon a termination due to disability or death, for each of Messrs. Coleman, Parratt, Primmer and Tusar, represents payment of the 2015 annual incentive award entirely in cash based on actual performance.

(2)

For each of Messrs. Coleman, Parratt, Primmer and Tusar, represents continued healthcare coverage for the NEO (and, if applicable, his beneficiaries and/or dependents), provided at no cost to the NEO for 12 months following a termination without cause or resignation with good reason.

(3)

For Messrs. Coleman, Parratt and Primmer, represents (i) full vesting acceleration of all unvested equity awards outstanding as of December 31, 2015 upon a termination due to death or disability or upon a qualifying change in control termination and (ii) full vesting acceleration of all unvested equity awards outstanding as of December 31, 2015 that are not subject to the Continued Vesting Provision upon a termination without cause or a resignation with good reason. For Messrs. Galvin, Allison and Tusar, represents full vesting acceleration of all unvested equity awards outstanding as of December 31, 2015 upon a termination due to death or disability or upon a qualifying change in control termination.

Upon a termination without cause or a resignation with good reason, Messrs. Coleman, Parratt and Primmer would continue to vest in outstanding equity awards subject to the Continued Vesting Provision, as follows: Mr. Coleman would continue to vest in the 566,666 options and 566,666 SARs scheduled to vest on July 5, 2016, the 168,472 RSUs scheduled to vest on each of February 5, 2016 and February 5, 2017 and the 92,231 RSUs scheduled to vest on each of February 4, 2016, February 4, 2017 and February 4, 2018. Mr. Parratt would continue to vest in the 42,053 RSUs scheduled to vest on each of January 6, 2016, January 6, 2017 and January 6, 2018. Mr. Primmer would continue to vest in the 75,210 RSUs scheduled to vest on each of February 5, 2016 and February 5, 2017 and the 62,746 RSUs scheduled to vest on each of February 4, 2016, February 4, 2017 and February 4, 2018.

Upon a resignation without good reason, Messrs. Coleman, Parratt, Galvin, Allison, Primmer and Tusar would each continue to vest in the RSUs previously granted as a component of such NEO’s annual incentive compensation. Accordingly, each NEO would continue to vest in the RSUs set forth next to footnotes 5, 7 and 9 (as applicable) of the Outstanding Equity Awards as of December 31, 2015 Table on page 44, subject to compliance with non-competition and non-solicitation covenants as described above under “Agreements with our Named Executive Officers,” or for Messrs. Galvin and Allison, subject to compliance with non-competition and non-solicitation covenants for the remainder of the applicable vesting period.

(4)

In the event of each type of termination, the payments and benefits described above are subject to the execution and non-revocation of a release in favor of the Company. Additionally, in the event of a termination by the Company without cause or a resignation by the executive with or without good reason, payment of the Non-Compete/Non-Solicit Payment and the continued vesting of outstanding equity awards are subject to the NEO’s continued compliance with restrictive covenant obligation through the applicable period.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2015, regarding the Company’s compensation plans under which equity securities of KCG are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders (3)	10,876,975	$15.50	16,347,209
Total	10,876,975	$15.50	16,347,209

(1)	Includes outstanding stock options, stock appreciation rights and RSUs under the KCG Holdings, Inc. Amended and Restated Equity Incentive Plan.
(2)

Reflects the weighted-average exercise price with respect to outstanding stock options and stock appreciation rights and does not take into account outstanding RSUs, which do not provide for an exercise price.

(3)

In addition to the KCG Holdings, Inc. Amended and Restated Equity Incentive Plan, in connection with the Mergers, the Company assumed certain stock options outstanding under the Knight Capital Group, Inc. 1998 Long-Term Incentive Plan, the Knight Capital Group, Inc. 2003 Equity Incentive Plan and the Knight Capital Group, Inc. 2006 Equity Incentive Plan (the “Prior Knight Plans”). No further awards will be made by the Company under the Prior Knight Plans. The number of securities to be issued upon exercise of the stock options outstanding under the Prior Knight Plans is 231,501 and such stock options have a Weighted-Average Exercise Price of $50.62.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

The F&A Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Additionally, the Board of Directors has ratified the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and we are submitting the selection of PwC for stockholder ratification at the Annual Meeting.

We expect that representatives of PwC will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Although stockholder action on this matter is not required under our By-Laws or our Amended and Restated Certificate of Incorporation, this appointment is being recommended to the stockholders for ratification because we believe it is a matter of good corporate practice. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of PwC as our independent registered public accountants for the year ending December 31, 2016. If the selection of PwC is not ratified by the stockholders, the F&A Committee will reconsider whether or not to retain PwC, but still may retain them. Even if the selection of PwC is ratified, the F&A Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Adoption of this proposal requires the affirmative vote of holders of a majority of the votes present in person or represented by proxy.

The Board of Directors unanimously recommends that you vote “FOR” approval of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, that incorporated future filings, including this Proxy Statement, the following section titled “Report of the Finance and Audit Committee” shall not be incorporated by reference into any such filings, except to the extent we specifically incorporate such report by reference therein.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

During 2015, the F&A Committee provided assistance to the Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the qualification of, and relationship with, the independent registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The F&A Committee also: (A) reviews and makes recommendations to the Board regarding: (i) any proposed material capital formation plans including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company; and (B) annually reviews and approves the Company’s: (x) treasury investment policy outlining the general investment objectives of the Company and the specific instruments for which investments are permitted; (y) liquidity risk management policy; and (z) contingency funding plan. The F&A Committee currently operates under a written charter that was approved by the Board on March 30, 2016 (the “Charter”).

The F&A Committee is comprised of three independent Directors (Daniel Schmitt, the Chairman, Alastair Rampell and Laurie Shahon). During 2015, Mr. James Milde served on the F&A Committee through

December 3, 2015. On December 3, 2015, Mr. Rampell was appointed to the F&A Committee and James Milde retired from the F&A Committee in order to focus his efforts on chairing the Compensation Committee and the Risk Committee. On April 1, 2015, the Board determined, in its business judgment, that Mr. Schmitt was considered an “audit committee financial expert” as defined by the SOX Act. The Board also determined at that time, in its business judgment, that Messrs. Schmitt and Milde and Ms. Shahon each complied with the applicable independence, experience and financial literacy requirements set forth by the NYSE, the SOX Act and rules adopted by SEC pursuant to the SOX Act. The Board made the same determination for Mr. Rampell upon his joining the F&A Committee on December 3, 2015.

Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards and evaluating the Company’s internal controls, including management’s assertion of the adequacy of its controls over financial reporting as required by Section 404 of the SOX Act. The F&A Committee is responsible for monitoring and reviewing these processes. The F&A Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

During 2015, PwC was the Company’s independent registered public accounting firm, as ratified by the F&A Committee on April 1, 2015 and approved by the Company’s stockholders at the 2015 Annual Meeting of Stockholders on May 12, 2015. Notwithstanding that ratification and stockholder approval, the F&A Committee determined it would be in the Company’s interest as a matter of good corporate governance to issue a request for proposal for audit services to PwC and certain other independent registered public accounting firms. In response to its request, the F&A Committee received written proposals from the four major public accounting firms. Each member of the F&A Committee had the opportunity to extensively review the proposal submissions in advance of their discussion of the proposals. The F&A Committee, together with members of KCG’s management, then met with representatives from three of the firms that submitted proposals to further evaluate each firm’s proposal and to ask questions regarding each firm’s qualifications, industry experience, independence, systems to ensure audit quality and process for communication with the F&A Committee. Following such meetings and upon review of the proposals, on June 12, 2015, the F&A Committee reappointed PwC as the Company’s auditor for 2015.

During 2015, the F&A Committee received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the F&A Committee concerning auditor independence and held discussions and reviewed with PwC all relationships it has with the Company to determine and satisfy itself regarding PwC’s independence. When evaluating the independence of PwC, the F&A Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its objectivity and independence. The F&A Committee reviewed and approved, among other matters, the engagement of PwC for audit and non-audit services, and the amount of fees authorized for such services. All non-audit services performed by PwC were required to be pre-approved by the F&A Committee or a specified member thereof. The F&A Committee also evaluated the qualifications and performance of PwC.

In performing its duties, the F&A Committee held 12 meetings during 2015 and met in executive session during both its regularly scheduled and special meetings. At each of its regularly scheduled meetings, the F&A Committee held a joint meeting with the Company’s Risk Committee to discuss matters relating to the overlap between risk and internal control functions. Additionally, the F&A Committee met in private session with the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Risk Officer, Director of Internal Audit and PwC during various meetings held during 2015. These meetings were designed, among other things, to encourage free and open communications among the F&A Committee, management and PwC. PwC had free access to the F&A Committee to discuss any matters it deems appropriate. The F&A Committee has discussed with PwC, with and without management present, the overall scope and plan for its annual audit, the results of its examination and the overall quality of the Company’s financial reporting and its evaluation of the Company’s internal controls, including its assessment on management’s assertion of the adequacy of its controls over financial reporting as required by Section 404 of the SOX Act. Additionally, the F&A Committee discussed matters related to the conduct of the audit and other matters required to be discussed by PCAOB AU §38 (Communication with Audit Committees). The F&A Committee also reviewed and discussed the Form 10-K, the audited consolidated financial statements included therein for the fiscal year ended December 31, 2015, and Management’s Report on Internal Control over Financial Reporting with management and PwC.

During 2015, the F&A Committee performed all of its duties and responsibilities under the Charter. In addition, based on the F&A Committee’s discussions with management and PwC, review of the representations of management, including Management’s Report on Internal Control over Financial Reporting, and the report of PwC to the Board of Directors, and subject to the limitations on the role of the F&A Committee referred to above and in the Charter, the F&A Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K.

Finance and Audit Committee

Daniel F. Schmitt, Chairman

Alastair Rampell

Laurie M. Shahon

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

The F&A Committee appointed PwC as our independent registered public accounting firm for the year ending December 31, 2016. We have been advised by PwC that it is an independent public accounting firm registered with the PCAOB and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.

The F&A Committee appointed PwC as our independent registered public accounting firm for 2015.

As described in “Report of the Finance and Audit Committee” above, in 2015, in consideration of the tenure of PwC as our independent registered public accounting firm (including its service to both predecessor entities, Knight and GETCO), the F&A Committee engaged in an extensive process to solicit competitive proposals from firms to serve as our independent public auditor for 2015, in order to review and evaluate the quality of service and comparability of available alternatives. At the request of the F&A Committee, we submitted a request for proposal to several prominent registered public accounting firms, including PwC, to act as our independent public auditor for 2015. In response to its request, the F&A Committee received written proposals from four major public accounting firms. Each member of the F&A Committee had the opportunity to extensively review the proposal submissions in advance of their discussion of the proposals. The F&A Committee, together with members of management, then met with representatives from three of the firms that submitted proposals to further evaluate each firm’s proposal and to ask questions regarding each firm’s qualifications, industry experience, independence, systems to ensure audit quality and process for communication with the F&A Committee. Following such meetings and upon review of the proposals, on June 12, 2015, the F&A Committee reappointed PwC as the Company’s auditor for 2015.

In addition to retaining PwC to audit the consolidated financial statements for 2015, we retained PwC, as well as other accounting and consulting firms, to provide various consulting services in 2015, and we expect to continue to do so in the future. We understand the need for PwC to maintain its objectivity and independence in its audit of our financial statements, and therefore, we do not engage PwC for strategic consulting services, development of tax planning transactions or for services prohibited by the SEC, such as internal audit work and financial information system design and implementation. We engage PwC for services outside of auditing financial statements when we conclude that (i) PwC is the most appropriate provider of the relevant service and (ii) providing such service is not incompatible with PwC’s maintenance of objectivity and independence. The following table reflects the fees earned by PwC for services provided to KCG during 2014 and 2015:

Description of Fees	Amount of Fees Paid to PwC for 2015 ($)	Amount of Fees Paid to PwC for 2014 ($)
Audit Fees (1)	3,872,424	4,355,211
Non-Audit Fees:
Audit-Related Fees	—	—
Tax Fees (2)	1,035,242	1,255,124
All Other Fees (3)	23,095	3,600
Total	4,930,762	5,613,936

(1)

Audit Fees represent the aggregate fees for professional services rendered for the audit of KCG’s annual financial statements for the applicable year and reviews of KCG’s financial statements included in SEC Forms 10-Q during the applicable year.

(2)	Tax Fees represent fees paid in the applicable year for assistance with domestic and international income tax compliance, tax examinations and general tax advice.
(3)	Other Fees is primarily comprised of fees relating to XBRL tagging of financial statements.

PRE-APPROVAL POLICY FOR AUDIT AND NON-AUDIT SERVICES

Our F&A Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In addition, our F&A Committee is responsible for pre-approving permitted non-audit services and fees to be performed by the independent registered public accounting firm and determine that such services are compatible with maintaining its independence.

On an ongoing basis, our management communicates specific projects and categories of service for which the advance approval of the F&A Committee is requested. The F&A Committee reviews these requests and advises management if the F&A Committee approves the engagement of the independent registered public accounting firm. The F&A Committee may delegate to one or more of its members the authority to grant pre-approval required by this policy. On a periodic basis, our management reports to the F&A Committee regarding the actual spending for such projects and services compared to the pre-approved amounts.

In granting pre-approval of certain non-audit services for 2015, the F&A Committee considered whether the provision of such non-audit services rendered by our independent registered public accounting firm was compatible with maintaining their objectivity and independence. The F&A Committee concluded that such objectivity and independence would be maintained. For 2015, all of the fees associated with the independent registered public accounting firm services were pre-approved by the F&A Committee.

INFORMATION ON STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND HOLDERS OF 5% OR MORE OF OUTSTANDING STOCK

The following table sets forth, as of March 28, 2016 certain information regarding the beneficial ownership of the KCG Common Stock by: (i) each of KCG’s named executive officers; (ii) each KCG director; (iii) each person who is known to KCG to own beneficially more than 5% of the KCG Common Stock; and (iv) the current executive officers and directors of KCG as a group.

Such information is based, in part, upon information provided by certain stockholders of KCG. In the case of persons other than the current executive officers and directors of KCG, such information is based on a review of Forms 4 and Schedules 13D and 13G filed with the SEC. As of March 28, 2016, there were 125 holders of record of KCG Common Stock and approximately 17,170 beneficial holders of KCG Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
Current Directors and Executive Officers
Daniel Coleman, Chief Executive Officer (4)	3,884,275	4.54%
Steffen Parratt, Chief Financial Officer	33,701	*
Philip Allison, Chief Executive Officer, KCG Europe Limited	281,208	*
Ryan Primmer, Global Head of Quantitative and Systematic Trading	197,958	*
Gregory Tusar, Head of Global Execution Services and Platforms	118,860	*
Charles E. Haldeman, Jr., Director (Non-Executive Chairman)(5)	325,424	*
Debra Chrapaty, Director	0	*
Rene Kern, Director (6)(13)	28,317,888	31.05%
James T. Milde, Director (7)	40,770	*
John C. (Hans) Morris, Director	14,178	*
Alastair Rampell, Director	0	*
Daniel F. Schmitt, Director (8)	27,743	*
Stephen Schuler, Director (9)	4,731,003	5.39%
Laurie M. Shahon, Director (10)	37,819	*
Former Executive Officers
Sean Galvin, Former Interim Chief Financial Officer and Current Chief Accounting Officer (11)	12,754	*
George Sohos, Former Global Co-Head of Client Market Making	41,226	*
Five Percent Beneficial Owners
Daniel V. Tierney (12)	5,487,331	6.39%
Investment entities affiliated with General Atlantic (13)	28,303,710	31.03%
Jefferies LLC (14)	15,935,031	19.17%
All Current Directors and Executive Officers as a group (17 persons) (15)	38,749,835	39.22%

*	Less than 1% of shares beneficially owned.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.
(2)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of KCG Common Stock that such person owns or has the right to acquire within 60 days from the date of this table. As a result, KCG has included Warrants, which were issued to former GETCO unitholders upon the closing of the Mergers, in the “Number of Shares Beneficially Owned” column.

(3)

For purposes of computing the “Percentage of Shares Beneficially Owned” column, any shares of KCG Common Stock that a person does not currently own, but has the right to acquire within 60 days from the date of this table (including KCG Common Stock that may be acquired upon exercise of the Warrants), are deemed to be outstanding for the purpose of computing the percentage ownership of such person.

(4)

Consists of (i) 1,456,475 shares of KCG Common Stock, (ii) 161,132 Warrants, (iii) stock options presently exercisable into 1,133,334 shares of KCG Common Stock and (iv) 1,133,334 SARs that are presently exercisable.

(5)	Consists of 301,525 shares of KCG Common Stock and RSUs that will vest into 23,899 shares of KCG Common Stock on May 13, 2016.
(6)

Consists of (i) 20,209,027 shares of KCG Common Stock and 8,094,683 Warrants held by GA-GTCO Interholdco, LLC (“GA-GTCO Interholdco”) and (ii) 14,178 shares of KCG Common Stock held by Mr. Kern directly. Mr. Kern is employed by an entity affiliated with GA-GTCO Interholdco. Mr. Kern is also a managing director of General Atlantic LLC (“GA LLC”), an entity affiliated with GA-GTCO Interholdco. By virtue of such relationship, as more fully described in footnote 13, Mr. Kern may be deemed to beneficially own the shares of KCG Common Stock and the Warrants beneficially owned by GA-GTCO Interholdco. Mr. Kern disclaims such beneficial ownership except to the extent of his pecuniary interest therein. The address for Mr. Kern is c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd Floor, New York, NY 10055.

(7)	Consists of 24,795 shares of KCG Common Stock, stock options presently exercisable into 10,000 shares of KCG Common Stock and RSUs that will vest into 5,975 shares of KCG Common Stock on May 13, 2016.
(8)	Consists of 21,768 shares of KCG Common Stock and RSUs that will vest into 5,975 shares of KCG Common Stock on May 13, 2016.
(9)

Consists of (i) 2,969,031 Warrants held by Serenity, (ii) 1,743,918 Warrants held by the Schuler Family GST Trust and (iii) 12,079 shares of KCG Common Stock and RSUs that will vest into 5,975 shares of KCG Common Stock on May 13, 2016 held directly by Mr. Schuler. Mr. Schuler and members of his family hold equity interests in Serenity that together represent a controlling interest. Mr. Schuler may be deemed to share voting and dispositive power with respect to the Warrants held by Serenity, but disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Mr. Schuler may be deemed to beneficially own 1,743,918 Warrants held by the Schuler Family GST Trust. Mr. Schuler may be deemed, for purposes of Rule 13d-3 under the Exchange Act, to share voting and dispositive power with respect to these securities. This information is based on the most recent Schedule 13D/A filed by Mr. Schuler on December 2, 2015, the most recent Form 4 filed by Mr. Schuler on November 6, 2015 and additional information provided by Mr. Schuler. Mr. Schuler is not seeking re-election to the Board, and his term will expire upon the election of directors at the Annual Meeting.

(10)	Consists of 20,178 shares of KCG Common Stock, stock options presently exercisable into 11,666 shares of KCG Common Stock and RSUs that will vest into 5,975 shares of KCG Common Stock on May 13, 2016.
(11)	Consists of 11,385 shares of KCG Common Stock and stock options presently exercisable into 1,369 shares of KCG Common Stock.
(12)

Consists of (i) 12,079 shares of KCG Common Stock held directly by Daniel V. Tierney, a former director of KCG until December 3, 2015, (ii) 2,754,553 shares of KCG Common Stock held by Milestone Investments, Limited Partnership, an Alaskan limited partnership (“Milestone”), and (iii) 2,720,699 Warrants held by the Tierney 2011 Trust. Milestone is managed by its general partner, Wicklow Capital, Inc., an Illinois corporation (“Wicklow”). Wicklow is wholly owned by the Daniel V. Tierney 2003 Trust, an Illinois trust (the “Tierney 2003 Trust”). Daniel V. Tierney is the President of Wicklow and the trustee, settlor and sole beneficiary of the Tierney 2003 Trust. Milestone holds a portion of its assets, which may include its KCG Common Stock, in prime brokerage accounts at various institutions, which accounts provide Milestone with access to margin or other financing. The customer and related agreements governing such accounts generally provide the broker counterparty with security, collateral or similar rights of possession, sale or offset with respect to such account assets in the event of a customer default. Such agreements generally also provide the counterparty with rights to lend assets held in such account, in some cases without advance or other notification to the customer. To the extent the KCG Common Stock owned by Milestone is held from time to time in such prime brokerage accounts, it may be subject to such counterparty rights. Emma Cuadrado is the trustee of the Tierney 2011 Trust and has sole voting and dispositive power over the securities held by the Tierney 2011 Trust. Daniel V. Tierney is the settlor and sole beneficiary of the Tierney 2011 Trust. Daniel V. Tierney does not have or share voting or dispositive power over the securities held by the Tierney 2011 Trust, but does have the power to revoke the Tierney 2011 Trust and acquire beneficial ownership of such securities within 60 days. The Tierney 2011 Trust maintains a secured line of credit with a commercial bank. The maximum amount that may be drawn from the line of credit is $10,000,000. In the event of default, the lender could, among other remedies, seek recourse against the assets of the Tierney 2011 Trust, including its Warrants. The address for Daniel V. Tierney is c/o Emma Cuadrado, Wicklow Capital, Inc., 53 W. Jackson Boulevard, Suite 1204, Chicago, Illinois 60604. This information is based on the most recent Schedule 13D/A filed by Daniel V. Tierney on March 11, 2016 and additional information provided by Mr. Tierney.

(13)

Consists of 20,209,027 shares of KCG Common Stock and 8,094,683 Warrants. The members of GA-GTCO Interholdco are General Atlantic Partners 83, L.P., a Delaware limited partnership (“GAP 83”), General Atlantic Partners 93, L.P., a Delaware limited partnership (“GAP 93”), GA-GTCO US AIV, L.P., a Delaware limited partnership (“GA US AIV”), GA-GTCO AIV, L.P., a Delaware limited partnership (“GA AIV”), GAP-W, LLC, a Delaware limited liability company (“GAP-W”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAPCO III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAPCO IV”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAPCO CDA”) and GapStar, LLC, a Delaware limited liability company (“GapStar” and, together with GAP 83, GAP 93, GA US AIV, GA AIV, GAP-W, GAPCO III, GAPCO IV and GAPCO CDA, the “GA Funds”). The general partner of GAP 83, GAP 93, GA US AIV and GA AIV is General Atlantic GenPar, L.P. (“GenPar”). GenPar is also the manager of GAP-W. The general partner of GenPar is GA LLC. GA LLC is the managing member of GAPCO III and GAPCO IV and the general partner of GAPCO CDA. There are 23 Managing Directors of GA LLC (the “GA Managing Directors”). Rene Kern, a GA Managing Director, is also a director of KCG. Certain GA Managing Directors are the members of GapStar. GA-GTCO Interholdco, GA LLC, GenPar, GAP 83, GAP 93, GA US AIV, GA AIV, GAP-W, GAPCO III, GAPCO IV, GAPCO CDA and GapStar are a “group” under Rule 13d-5 under the Exchange Act. By virtue of the fact that (i) the GA Funds hold all of the interests of GA-GTCO Interholdco, (ii) GenPar is the general partner of GAP 83, GAP 93, GA US AIV and GA AIV and the manager of GAP-W, (iii) GA LLC is the general partner of GenPar and GAPCO CDA and the managing member of GAPCO III and GAPCO IV and (iv) the GA Managing Directors may be deemed to share voting and dispositive power with respect to shares and interests held by the GA Funds, each of GA-GTCO Interholdco, GA LLC, GenPar, GAP 83, GAP 93, GA US AIV, GA AIV, GAP-W, GAPCO III, GAPCO IV, GAPCO CDA and GapStar may be deemed to beneficially own, in the aggregate, 20,209,027 shares of the KCG Common Stock and 8,094,683 Warrants. The address for the General Atlantic entities is c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd Floor, New York, NY 10055. This information is based on the Form 4s filed by entities affiliated with GA LLC on June 10, 2015 and the Schedule 13D/A filed by entities affiliated with GA LLC on June 11, 2015.

(14)

Includes 15,935,031 shares of KCG Common Stock held by Jefferies LLC, which may also be deemed to be beneficially owned by Jefferies Group LLC, Limestone Merger Sub, LLC and Leucadia National Corporation, each an affiliate of Jefferies LLC. The address for the Jefferies entities is 520 Madison Avenue, New York, New York 10022. This information is based on the most recent Form 4 filed by Jefferies LLC on June 10, 2015.

(15)	Includes the holdings of executive officers listed on page 20.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2015 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities, except that one Form 4 on behalf of Stephen Schuler, filed on May 7, 2015 to report shares of KCG Common Stock sold by Mr. Schuler on May 1, 2015, was inadvertently filed late due to a technical error.

ANNUAL MEETING INFORMATION

The Board of Directors is soliciting your proxy for our 2016 Annual Meeting of Stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting.

Notice and Access of Proxy Materials

To expedite delivery, reduce our costs and decrease the environmental impact of our proxy materials, we have elected, in accordance with the SEC’s “Notice and Access” rule, to deliver the Notice to our stockholders and to provide proxy materials to our stockholder over the Internet. The Notice is being mailed on April 1, 2016 to all of our stockholders who have not requested a paper or electronic copy of our proxy materials. This Proxy Statement and our 2015 Annual Report on Form 10-K will first be made available to our stockholders on or about that date. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials and how to submit your proxy via the Internet or by mail. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to obtain a copy electronically or request a copy in paper form, which will include a proxy card or voting instruction form, on a one-time or ongoing basis at no charge. We will not mail a paper copy of the Proxy Statement and Annual Report to you unless specifically requested to do so.

Who Can Vote; Outstanding Shares on Record Date

Only stockholders of record of the KCG Common Stock at the close of business on March 15, 2016, which we refer to as the “record date,” may vote at the Annual Meeting. On the record date, we had 83,467,135 shares of KCG Common Stock outstanding (excluding (i) RSUs, which do not have voting rights, (ii) KCG Common Stock held in our treasury and (iii) outstanding warrants to purchase KCG Common Stock). You are entitled to one vote for each share of KCG Common Stock that you owned on the record date.

What Is a Proxy?

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Two of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Voting Your Shares; Revoking Your Proxy

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

You may vote in any of the following four ways: (i) by attending the Annual Meeting; (ii) by calling the toll-free telephone number listed on the proxy card; (iii) by voting on the Internet at the website address listed on the Notice or proxy card; or (iv) if you requested a paper copy of this Proxy Statement, by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Shares of KCG Common Stock that are entitled to vote and are represented by a proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated therein. If a proxy is signed and returned without indicating any voting instructions for any particular matter or matters, shares of KCG Common Stock represented by such proxy will be voted as follows:

Proposal 1	FOR the election of each nominee for director
Proposal 2	FOR the advisory resolution to approve the 2015 compensation of our named executive officers
Proposal 3	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016

The KCG Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares of KCG Common Stock represented by such proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; (iii) submitting a proxy relating to the same shares and matters to be considered at the Annual Meeting (by telephone, by Internet or by submitting a paper proxy card) on a later date than the proxy previously submitted or (iv) delivering a written notice of revocation to the Corporate Secretary of KCG. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows: KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Corporate Secretary, and must be received before the taking of the votes at the Annual Meeting. If you own shares of KCG Common Stock held in street name and wish to vote at the Annual Meeting, you must have a legal proxy from your broker.

Annual Meeting Admission

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter or legal proxy from your broker or bank are examples of proof of ownership.

Quorum

A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our By-Laws, to have a quorum, a majority of the issued and outstanding shares of stock entitled to vote at the Annual Meeting must be represented in person or by proxy at the meeting. Shares of KCG Common Stock represented by proxies that are marked “Abstain” and broker non-votes will be counted as shares of KCG Common Stock present for purposes of determining the presence of a quorum on all matters, but will not, unless otherwise noted herein, be counted as votes cast in favor of the matters brought before the stockholders at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

The following summarizes the vote required for adoption or approval of each of the matters to be voted upon at the Annual Meeting:

Proposal	Vote Required	Directors’ Recommendation
Election of Directors	Majority of the votes cast FOR or AGAINST (for each director nominee)	FOR all nominees Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of our director nominees
Advisory (non-binding) vote on executive compensation	Majority of the shares present in person or represented by proxy	FOR the resolution approving the executive compensation of our named executive officers
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	Majority of the shares present in person or represented by proxy	FOR the ratification of the appointment of PricewaterhouseCoopers LLP

If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, pursuant to NYSE rules, if you own your shares of KCG Common Stock through a broker and you do not vote, your broker may vote your shares of KCG Common Stock at its discretion on certain “routine” matters. KCG believes that all of the matters to be voted upon at the Annual Meeting, except for the ratification of the appointment of PwC as KCG’s independent registered public accounting firm for 2016, are not considered “routine” matters under NYSE rules, and therefore, brokers will not be permitted to vote, at their discretion, any unvoted shares on those proposals (reported as a broker non-vote).

The following summarizes your choices for casting your vote on each matter to be voted upon at the Annual Meeting, and the effect of each such choice:

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a “vote cast”	No	No effect
Advisory (non-binding) vote on executive compensation	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	N/A

Postponement or Adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it was voted.

OTHER INFORMATION

Stockholder Proposals for 2017 Annual Meeting

In accordance with KCG’s By-Laws, stockholder proposals intended to be presented at KCG’s 2017 Annual Meeting of Stockholders and stockholder nominations for election to the Board must be received by KCG not less than 90 and not more than 120 days prior to the anniversary date of the 2016 Annual Meeting, or after January 11, 2017 but before February 10, 2017. Such proposals and nominations must be delivered to, or mailed to and received by, the Corporate Secretary for KCG at 545 Washington Boulevard, Jersey City, New Jersey 07310, or at such other address as KCG indicates thereafter and must otherwise meet the requirements as described in KCG’s By-Laws.

Stockholder proposals must be in proper form and meet the requirements specified in our By-Laws. For example, a stockholder’s notice with respect to a nomination for election to the Board must include, among other things: (i) the name, age, business address and residence of the person the stockholder proposes to nominate for election as a director; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of KCG which are owned beneficially or of record by the person; (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; (v) any other information relating to the person that would be required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (vi) certain information about the nominating stockholder, as specified in our By-Laws.

Additionally, applicable SEC rules and regulations govern the submission of stockholder proposals and KCG’s consideration of them for inclusion in the annual meeting proxy statement and form of proxy.

How Our Board Solicits Proxies; Expenses of Solicitation

KCG will bear the entire cost of the solicitation of proxies and the cost of printing and mailing this Proxy Statement. KCG has retained the services of Georgeson Inc. (“Georgeson”), to assist in the solicitation of proxies. Georgeson will receive a fee from KCG for services rendered of approximately $6,500, plus reimbursement for out-of-pocket expenses. In addition to solicitation by mail, the directors, officers and employees of KCG may solicit proxies from stockholders of KCG by telephone, electronic communication or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements may also be made with brokers, custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of KCG Common Stock held of record by such persons and KCG will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

You can save KCG additional expense and further reduce the environmental impact of delivering paper proxy materials to stockholders by electing to receive future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please follow the instructions on the proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. If you elected to receive proxy materials electronically over the Internet and would now like to receive a paper copy of the proxy materials so that you may submit a paper proxy in lieu of an electronic proxy, you may request a paper copy (i) by Internet at www.proxyvote.com, (ii) by telephone at 1-800-579-1639 or (iii) by sending an e-mail to sendmaterial@proxyvote.com.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, notices of internet availability of proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, notices of internet availability of proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If your household received (i) a single copy of the Notice or proxy materials this year, but you would like to receive your own copy this year and/or in the future, or (ii) multiple copies of the Notice or proxy materials this year, but you would like to receive a single copy in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095.

Other Business

Management of KCG knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed proxy or their substitutes intend to vote the proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

KCG HOLDINGS, INC.

545 WASHINGTON BOULEVARD

JERSEY CITY, NJ 07310

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E07431-P75979	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KCG HOLDINGS, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Daniel Coleman	☐	☐	☐
1b. Debra J. Chrapaty	☐	☐	☐
1c. Charles E. Haldeman, Jr.	☐	☐	☐
1d. Rene M. Kern	☐	☐	☐
1e. James T. Milde	☐	☐	☐
1f. John C. (Hans) Morris	☐	☐	☐
1g. Alastair Rampell	☐	☐	☐
1h. Daniel F. Schmitt	☐	☐	☐
1i. Laurie M. Shahon	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain

2. Advisory (non-binding) vote on executive compensation.	☐	☐	☐

3. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the 2015 Annual Report are available at

http://www.materials.proxyvote.com/48244B

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E07432-P75979

KCG HOLDINGS, INC.

Annual Meeting of Stockholders

May 11, 2016 1:00 PM EDT

This proxy is solicited by the Board of Directors

The stockholders(s) hereby appoint(s) Daniel Coleman and John McCarthy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KCG HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM EDT on May 11, 2016, at 545 Washington Blvd., Jersey City, NJ 07310, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side